UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
ScanSource, Inc.
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scansource®

Tuesday, December 9, 2025
9:00 a.m. EST

6 Logue Court
Greenville, SC 29615

Letter from our Chair and Chief Executive Officer

Dear Shareholders:

Thank you for your investment in ScanSource, Inc. On behalf of ScanSource’s Board of Directors, it is my pleasure to invite you to participate in the upcoming 2025 Annual Meeting of Shareholders and encourage you to review the attached Notice of Annual Meeting of Shareholders and Proxy Statement and vote using the attached proxy card.

I want to take this opportunity to share the Board’s priorities for creating long-term shareholder value and to highlight some important developments at ScanSource this year:

Our Performance in Fiscal 2025: As we look back on our full year results, we delivered strong free cash flow and gross profit growth with expanded margins. Full year net sales totaled just over $3 billion, a year-over-year decline of 6.7%, from softer demand in a more cautious technology spending environment. However, gross profits of $408.6 million and adjusted EBITDA* of $144.7 million grew by 2.4% and 2.8%, respectively. Gross profit margins increased 120 basis points year-over-year to 13.4%, and adjusted EBITDA margins increased 45 basis points to 4.76%. For the full year, recurring revenues represented 32.8% of our consolidated gross profits compared to 27.5% last year. The higher contributions and concentration of netted-down revenues is the primary driver of our improved margins. Non-GAAP net income of $85.1 million is an increase of 9.6% over last year, and full year free cash flow of $104 million represents a 122% conversion of our non-GAAP net income. Non-GAAP EPS of $3.57 increased by 15.9% year-over-year, including the benefit of share repurchases which totaled $106.5 million.

Our balance sheet is strong, ending fiscal 2025 with $126 million in cash and $112.3 million of operating cash flow and $104.1 million of free cash flow (non-GAAP). Adjusted ROIC* for the year increased to 13.6%.

The Resourcive and Advantix acquisitions we completed in August of 2024 were accretive to both non-GAAP EPS and adjusted ROIC for the year. We’re pleased with their contributions and what they bring to our channel capabilities as we execute our strategic plans. We have an active pipeline of acquisition targets for both business segments which could expand our capabilities and help us drive additional value across our partner ecosystem while supporting our strategic goals. As we think about delivering on our strategic plans, our capital allocation priorities are to maintain discipline in evaluating M&A opportunities and to continue share repurchases while maintaining a targeted net debt leverage of 1 to 2 times adjusted EBITDA.

Fiscal 2026 Outlook: For fiscal 2026, we are excited about the growth opportunities ahead for our channel partners and the expanding role for ScanSource as a differentiated leader in a converging technology ecosystem. The convergence of IT, connectivity, and cloud computing is propelling a shift toward converged solutions that are redefining success in technology distribution. We are well positioned to build cutting edge skills, capabilities, and expertise to excel in a device-connected, cloud-driven world. We believe IT decision makers face increasing complexity given the need for integration and the number of solutions, especially as advanced technologies like AI become part of the solution.

We see connecting our channel partners with innovative, converged solutions as the future of technology distribution. Our multiple sales channels are a key competitive advantage for ScanSource with our suppliers as they seek new routes to market. This is the vision for our strategic plan and our new three-year strategic goals. Our goals reflect our confidence in our profitable growth strategy to deliver complex, converging solutions for our partner community that will increase our addressable market. We’ve: (i) updated our targets for adjusted EBITDA margin, the percentage of gross profits from recurring revenue, and ROIC, (ii) included gross profit growth as a better metric to represent business growth, and (iii) introduced a new free cash flow metric:

*	Represent non-GAAP financial measures.

These goals reflect our confidence in our strategy and the drivers we have to create long-term value for our shareholders.

Board Composition: Overseeing our business is a Board that is actively engaged in ensuring that management develops and executes our differentiated technology distribution strategy. Our Board consists of a group of highly skilled directors with diverse backgrounds who bring knowledge, experience and enthusiasm to the Company and are committed to driving long term value for our shareholders.

People and Culture: The Company and the Board believe that our purpose remains clear: to serve as a trusted partner, delivering exceptional value in every market environment. This commitment is brought to life each day through the dedication and expertise of our people, which is our competitive advantage. By staying true to our core values and aligning our strategies with evolving customer needs, we help our channel sales partners thrive in dynamic technology markets. Our people and culture are at the heart of ScanSource’s success. In fiscal 2025, we made progress advancing several people and culture initiatives:

■	We formed cross-functional teams — including the Employee Engagement Task Force and the Learning and Development Task Force — to foster collaboration and new opportunities for growth.
■	We also established our AI Center of Excellence to champion our evolving AI strategy, including innovative business use cases.

These initiatives foster a more connected and collaborative workforce ready for future innovative opportunities.

Corporate Citizenship: Giving back to our communities is a core value at ScanSource. Over the past year, we deepened our community engagement by volunteering as a local elementary school PTA, launching a share grant program with our channel sales partners, and taking action to help others impacted by Hurricane Helene. These efforts, rooted in our people-first approach, underscore our dedication to making a meaningful impact in the communities where we live and work. Looking ahead, we remain focused on the corporate citizenship priorities that matter most to our business and stakeholders. Our commitment to people and culture drives lasting business relationships and channel success. Leading with our people and guided by our core values, we are committed to sustainable growth and a resilient future for ScanSource.

Shareholder Engagement Efforts: Engaging with our shareholders and considering their views as we make decisions is an important part of the Board’s commitment to strong corporate governance. Our engagement efforts focus on building relationships, expanding dialogue to cover strategy and governance topics and collecting shareholder feedback. This dialogue helps us to better understand shareholders’ views on a variety of relevant issues, including Company strategy and performance, board composition and refreshment, executive compensation and governance practices. The Board continues to encourage you to share your opinions with us.

We look forward to the year ahead, and, on behalf of the Board, we thank you for your continued support.

Best regards,

Michael L. Baur

Chair and Chief Executive Officer

*

For more information on our non-GAAP measures and reconciliations to GAAP measures, see “Non-GAAP Financial Information” beginning on page 29 of the Annual Report for fiscal 2025 filed with the SEC on August 21, 2025 (the “Annual Report”).

Notice of Annual Meeting of Shareholders

Tuesday, December 9, 2025

9:00 a.m., Eastern Standard Time

The Annual Meeting of Shareholders (the “Annual Meeting”) of ScanSource, Inc. will be held at 9:00 a.m., Eastern Standard Time, on Tuesday, December 9, 2025 at our principal executive offices located at 6 Logue Court, Greenville, South Carolina 29615, for the following purposes:

1)	To elect the eight director nominees nominated by the Board of Directors to serve as directors until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified;
2)	To approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers (as defined in the Proxy Statement);
3)	To ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026; and
4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders whose names appear of record on our books at the close of business on October 3, 2025 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote via the Internet, by telephone or by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided. You are entitled to revoke your proxy at any time before it is exercised, and, if you attend the Annual Meeting, you may also revoke your proxy by voting in person. Voting via the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Shareholders are being notified of the Proxy Statement and the form of proxy on or about October 23, 2025. We encourage you to access and review the Proxy Statement and Annual Report prior to voting.

By Order of the Board of Directors,

Michael L. Baur

Chair and Chief Executive Officer

October 23, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2025: The Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ending June 30, 2025, filed with the Securities and Exchange Commission on August 21, 2025, are available at http://web.viewproxy.com/SCSC/2025.

Proxy Summary

MEETING INFORMATION

Date and Time Tuesday, December 9, 2025 at 9:00 a.m., EST Location 6 Logue Court Greenville, SC 29615

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy via the Internet, by telephone or by mail does not affect your right to vote in person at the Annual Meeting.

How to Vote

Each shareholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. To vote by any of the following methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions below for your preferred method of voting. Shares may be voted by the following procedures:

In Person	Via the Internet	By Telephone	By Mail
Shares Held of Record: Shares may be voted in person at the Annual Meeting Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction From	Shares Held of Record: www.AALVote.com/SCSC Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held of Record: 1(866) 804-9616 Shares Held in Street Name: See Voting Instruction Form	Shares may be voted by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package

The following items of business will be addressed at the Annual Meeting:

1	Election of eight director nominees nominated by the Board of Directors	2	Advisory vote to approve the compensation of our Named Executive Officers	3	Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026

	See page 15		See page 22		See page 24

Only shareholders of record at the close of business on October 3, 2025 (the “record date”) will be entitled to vote at the Annual Meeting, and each share of common stock will be entitled to one vote. At the close of business on the record date, there were 22,067,128 shares of our common stock outstanding and entitled to vote at the Annual Meeting. Voting instructions are accepted until 11:59 p.m., Eastern Standard Time on December 8, 2025.

Annual Meeting Information

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of ScanSource, Inc. for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Standard Time, on Tuesday, December 9, 2025 at our principal executive offices located at 6 Logue Court, Greenville, South Carolina 29615 and any adjournment or postponement thereof. This Proxy Statement contains information relating to the proposals to be voted upon at the Annual Meeting, the voting process, the Board, the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) and certain other information.

The solicitation of proxies is being made by our directors and employees, and the cost of soliciting proxies will be borne by the Company. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and the Company will reimburse the normal handling charges for such forwarding services. Solicitation of proxies may be made by mail, in person, by telephone or by other electronic means, and by our directors, executive officers and other employees, who will receive no additional compensation for their services.

On or about October 23, 2025, we intend to make this Proxy Statement available online and to mail the Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting.

As used in this Proxy Statement, the terms “ScanSource,” the “Company,” “we,” “us” and “our” refer to ScanSource, Inc. and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only ScanSource, Inc. The term “common stock” means shares of our common stock, no par value per share.

PROPOSALS TO BE CONSIDERED

The following proposals are expected to be voted upon at the Annual Meeting:

■	The election of the eight director nominees nominated by the Board to serve as directors until the 2026 annual meeting of shareholders and until their successors are duly elected and qualified;
■	The approval, in a non-binding, advisory vote, of the compensation of our NEOs; and
■	The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026;

VOTE REQUIRED

Only shareholders of record at the close of business on October 3, 2025 (the “record date”) will be entitled to vote at the Annual Meeting, and each share of common stock will be entitled to one vote. At the close of business on the record date, there were 22,067,128 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted (i) “FOR” the election of each of the eight director nominees nominated by the Board; (ii) “FOR” the approval, on an advisory basis, of the compensation of our NEOs; and (iii) “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Management is not aware of any matters, other than those specified herein, that will be presented for consideration at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxies named on the proxy card will have the discretion to vote on those matters for you.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournment or postponement thereof. Signed proxies that reflect abstentions or broker non-votes (as described below) will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present, the shareholders holding a majority of the shares represented at the Annual Meeting, in person or by proxy, have the power to adjourn the Annual Meeting; however, if the reconvened meeting is more than 120 days after the date of the original meeting, then we must establish a new record date. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been properly transacted at the Annual Meeting as originally scheduled.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	1

Vote Required

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain “discretionary” items when they have not received instructions from beneficial owners. Under applicable securities exchange rules, our proposal to ratify the appointment of the independent registered public accounting firm is considered a discretionary item. However, proposal numbers one and two in this Proxy Statement are considered “non-discretionary” items and brokers cannot vote on these items without instructions, and a “broker non-vote” occurs when brokers do not receive instructions.

Assuming the existence of a quorum at the Annual Meeting:

■

Directors are elected by the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) in uncontested elections. If any nominee for director who is an incumbent director receives a greater number of votes “against” their election than votes “for” their election in an uncontested election of directors, our Second Amended and Restated Articles of Incorporation (as amended from time to time, the “Articles”) and our Corporate Governance Guidelines (the “Guidelines”) provide that the director must tender their resignation to the Nominating and Corporate Governance Committee for its consideration. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and therefore will have no effect on the election of nominees.

■

Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and therefore will have no effect on the vote for this proposal. Because your vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee of the Board. However, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.

■

Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026 requires the affirmative vote of a majority of the votes cast (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions are not considered votes cast for the foregoing purpose, and therefore will have no effect on the vote for this proposal. If your shares are held in street name and you do not provide voting instructions to your broker, your broker has discretionary authority to vote your shares with respect to this proposal.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to some of our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including this Proxy Statement and our Annual Report, and view instructions on how to vote in person, via the Internet, by telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the Annual Report, this Proxy Statement and other correspondence will be delivered to you via e-mail.

2	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

How to Vote

HOW TO VOTE

Each shareholder is entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes for the election of directors. To vote any of the following methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Shares may be voted by the following procedures:

In Person. Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote the shares. If you need directions to the Annual Meeting, please contact Investor Relations at (864) 286-4892.

Via the Internet. Shares may be voted via the internet. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on December 8, 2025.

By Telephone. Shares may be voted by using any touch-tone telephone by following the instructions on your proxy card. Your voting instructions will be accepted until 11:59 p.m., Eastern Standard Time, on December 8, 2025.

By Mail. Shares may be voted by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy via the internet, by telephone or by mail does not affect your right to vote in person at the Annual Meeting.

VOTING OF PROXIES

By giving your proxy, you grant the right to vote your shares to Stephen Jones, our Chief Financial Officer, and Shana Smith, our Chief Legal Officer and Corporate Secretary. If you return a signed, but unmarked proxy card, your shares will be voted (i) “FOR” the election of each of the eight director nominees nominated by the Board; (ii) “FOR” the approval, on an advisory basis, of the compensation of our NEOs; and (iii) “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Management is not aware of any matters, other than those specified herein, that will be presented for consideration at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxies named on the proxy card will have the discretion to vote on those matters for you.

If you are a registered shareholder (meaning a shareholder who holds shares directly in their name and therefore appears on the share register) and have executed a proxy, you may revoke your proxy or change your vote at any time prior to such proxy being exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure, but may be accomplished by (i) voting again via the Internet or by telephone, (ii) requesting, completing and returning a second proxy card bearing a later date, (iii) giving written notice of revocation to the Corporate Secretary of the Company at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615 or (iv) by voting in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should follow the instructions you receive from the holder of record to revoke or change your voting instructions.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	3

Corporate Governance

BOARD OF DIRECTORS

Director Independence

In accordance with the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and the Guidelines, the Board consists of a majority of independent directors. The Board has determined that all members of the Board, other than Michael L. Baur (“Mike Baur” or “Baur”), meet the requirements for being “independent” as that term is defined in the Securities and Exchange Commission (the “SEC”) rules and regulations (the “SEC rules”) and the Nasdaq listing standards.

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (see membership information below under “—Committees of the Board”) is independent, including that each member of the Audit Committee is “independent” as that term is defined in Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, under the Guidelines, executive officers of the Company are prohibited from serving as a director of another company that concurrently employs a director of the Company.

Board Leadership Structure

The Board does not have a set policy regarding the separation of the roles of Chief Executive Officer (the “CEO”) and Chair of the Board (the “Chair”). Mike Baur, who is also the CEO of the Company, serves as Chair of the Board and Peter C. Browning (“Peter Browning” or “Browning”) serves as Lead Independent Director of the Board.

The Board reviews the Company’s Board leadership structure annually. As part of this process, the Board considers the structures used by peer companies, alternative structures and the effectiveness of the Company’s current structure. The Board believes that Mike Baur, with his in-depth knowledge and understanding of ScanSource’s business gained from his more than 30 years of employment with the Company, is uniquely positioned to lead the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company, while the Lead Independent Director provides independent leadership to the directors and serves as an intermediary between the independent directors and the Chair. The Board believes that the resulting structure sends a message to our employees, customers and shareholders that we believe in having strong, unifying leadership at the highest levels of management. At the same time, the Board believes that having a Lead Independent Director with a well-defined role provides an appropriate level of independent oversight and an effective channel for communications when needed.

The Guidelines set forth the role of the Lead Independent Director, who must satisfy our independence standards. The Lead Independent Director has the following duties and responsibilities, among others:

■	presiding at meetings of the Board in the absence of, or upon the request of, the Chair;
■	presiding over all executive meetings of non-employee and independent directors;
■	serving as a liaison and supplemental channel of communication between the Chair and the independent directors;
■	reviewing Board agendas and recommending matters in collaboration with the Chair and CEO; and
■	if requested by major shareholders, being available for consultation and direct communication.

Board and Committee Meetings in Fiscal 2025

The Board met a total of 6 times during fiscal year ending June 30, 2025 (“fiscal 2025”) and committees of the Board met a total of 13 times collectively during fiscal 2025. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2025. Directors are expected to attend the Company’s annual meeting of shareholders.

Board’s Role in Risk Oversight

The Board, as a whole, actively oversees the risk management of the Company. Risks — the specific financial, operational, business and strategic risks that we face, whether internal or external — are identified by the Board and management together, and then each risk is assigned to either the full Board or a Board committee for oversight in accordance with its charter. Certain business and strategic risks, such as those relating to our products, markets and capital investments, are overseen by the entire Board. The full Board oversees the Company’s risk identification, risk

4	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Board of Directors

assessment and risk management practices for strategic enterprise risks facing the Company. In addition, each of the standing committees of the Board oversees risks relevant to its scope of review. The Audit Committee oversees management of market and operational risks that could have a financial impact or impact financial reporting, such as those relating to internal controls or liquidity. The Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession. The Nominating and Corporate Governance Committee manages the risks associated with governance issues, such as the independence of the Board. Management regularly reports to the Board or the relevant Board committee on actions that we are taking to manage these risks. In addition, the Board committees annually evaluate compliance with their respective charters, ensuring that the committees are exercising proper oversight.

The Board believes that this division of responsibilities is the most effective risk management approach and that the Board leadership structure supports this approach. As CEO, Mike Baur uses his experience and performance at the Company to function as the Company’s overall leader. In addition, the Board believes that Peter Browning provides leadership and helps guide the Board’s independent oversight of the Company’s risk exposures through his role as Lead Independent Director. Furthermore, as noted above, Board committees comprised solely of independent directors, review and evaluate various areas of significant risk to ScanSource, thereby preserving the benefit of independent risk oversight along with full Board review and responsibility.

Information Security and Cybersecurity

Information security and cybersecurity are critical components of our risk management program and are vital to maintaining our proprietary information and the trust of our customers and employees. Our information security program includes policies and procedures, prevention and detection mechanisms, incident response, business continuity planning and employee compliance and security awareness training. We also engage with third-party information security experts to assess our defense mechanisms and have a cyber risk insurance policy in place that provides coverage for security incident response expenses, certain losses due to network security failures, investigation expenses, privacy liability and certain third-party liability.

Given the importance of information security and privacy to our stakeholders, the Board receives regular reports from senior management assessing our program for managing information security risks, including data privacy and data protection risks.

Director Education

The Company and each Board member are members of the National Association of Corporate Directors (the “NACD”). As members of the NACD and through other external director education service providers, the Company and each Board member have access to various programs, materials, reports and research teams.

Corporate Governance Guidelines

The Board has established Guidelines that address various governance matters, including the role, function, size and composition of the Board, Board tenure, service on other public company boards, conflict of interest issues, executive sessions of non-management directors, shareholder engagement, review of committee charters and the Board self-evaluation process. Copies of the Guidelines and certain other policies adopted by the Board are available on the “Investors” page of the Company’s website, www.scansource.com, under the “Corporate Governance” tab. By referring to the Company’s website, www.scansource.com, or any portion thereof, including the “Investors” page of the Company’s website, the Company does not incorporate its website or its contents into this Proxy Statement.

GENERAL BOARD FUNCTIONS

The Guidelines set forth general functions of the Board, including holding regularly scheduled meetings and special meetings where appropriate; periodically reviewing management’s performance and our organizational structure; regularly reviewing management talent development and succession planning for our NEOs; providing guidance, reviewing and, when appropriate, approving corporate strategy; determining compensation for our NEOs through the Compensation Committee and with advice from the CEO and approving awards of equity-based compensation; overseeing our accounting and financial reporting process and the audits of our financial statements through the Audit Committee; identifying potential candidates for Board membership and regularly reviewing Board succession planning through the Nominating and Corporate Governance Committee; overseeing our risk management activities; and retaining independent advisors on behalf of the Board when appropriate.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	5

Board of Directors

DIRECTOR RESIGNATION POLICY

Section 4(c) of the Articles provides that directors are elected by a majority of the votes cast on the election of directors in uncontested elections and a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors in contested elections. The Articles and the Guidelines provide that a nominee for director who is an incumbent director will tender their resignation to the Nominating and Corporate Governance Committee for its consideration if, in an uncontested election, the director fails to receive an affirmative majority of the votes cast. The Board, on recommendation from the Nominating and Corporate Governance Committee, will then determine whether to accept the director’s resignation.

RETENTION OF INDEPENDENT ADVISORS

The Guidelines provide that the Board may retain independent advisors when appropriate.

SUCCESSION PLANNING

The Board engages in an active succession planning process. On an annual basis, with the assistance of our CEO, the Board reviews the potential in-house candidates for each of the critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any need that we might have. Where there is not a satisfactory in-house candidate for a position, the Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered. The Nominating and Corporate Governance Committee also regularly reviews Board succession planning and identifies potential candidates for nomination for election to the Board, with the objective being that all new, non-CEO candidates will be independent.

BOARD TENURE

The Board is elected annually and is not classified. The Board does not have a mandatory retirement age or term limits for directors. We believe our shareholders benefit from continuity of directors. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates each individual Board member’s performance and takes steps as necessary regarding continuing director tenure. The Nominating and Corporate Governance Committee considers each director’s age and length of tenure when considering Board composition and seeks to maintain a balance of experience and continuity, along with fresh perspectives.

BOARD SIZE

The size of the Board may be increased or decreased by resolution of the Board.

INDEPENDENCE OF BOARD

The Guidelines provide that a majority of the Board at all times will be independent. Through the Nominating and Corporate Governance Committee, the Board will identify potential candidates for nomination for election to the Board with the objective being that all new, non-employee candidates will be independent. The Board, with the assistance of the Nominating and Corporate Governance Committee, will determine the independence of the non-management directors on an annual basis. The Board has determined that each of Peter Browning, Frank E. Emory, Jr. (“Frank Emory” or “Emory”), Charles A. Mathis (“Charles Mathis” or “Mathis”), Vernon J. Nagel (“Vernon Nagel” or “Nagel”), Dorothy F. Ramoneda (“Dorothy Ramoneda” or “Ramoneda”), Jeffrey R. Rodek (“Jeffrey Rodek” or “Rodek”), and Elizabeth O. Temple (“Elizabeth Temple” or “Temple”) meet the requirements for being “independent” as that term is defined in the SEC rules and the Nasdaq listing standards. Mike Baur is the only management member of the Board.

COMPOSITION OF BOARD

The Nominating and Corporate Governance Committee regularly reviews skills, expertise, background and other characteristics of existing and potential director candidates in deciding on nominations for election to the Board by our shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background and other characteristics.

SERVICE ON OTHER PUBLIC COMPANY BOARDS

The Guidelines provide that a non-management director may serve on no more than four public company boards of directors (including the Board) and no more than three public company audit committees. The Guidelines further provide that the CEO of the Company may serve on no more than two public company boards of directors (including the Board). All members of the Board, including the CEO, were in compliance with the guidelines regarding service on boards and audit committees of other public companies as of the date of this Proxy Statement.

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Board of Directors

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Pursuant to the Guidelines, the non-management directors must meet regularly as a board and in committees in executive session, without the participation of the CEO or other members of the Company’s management. Our non-management directors met regularly in executive session during fiscal 2025 Board and committee meetings.

DIRECTOR EVALUATIONS AND REVIEWS

In accordance with the Guidelines, the Board and the Nominating and Corporate Governance Committee conduct annual performance reviews of the Board and its committees. As a part of the evaluation process, the Board and each of the Board committees meet and discuss self-assessments and corporate governance matters.

ANTI-PLEDGING POLICY

Under the Company’s anti-pledging policy, directors, officers and employees of the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. All our executive officers and directors were in compliance with this policy as of the date of this Proxy Statement.

ANTI-HEDGING POLICY

Under the Company’s anti-hedging policy, directors, officers and employees of the Company are prohibited from engaging in hedging transactions. All our executive officers and directors were in compliance with this policy as of the date of this Proxy Statement.

Shareholder Engagement

Engagement with our shareholders remains a key focus for ScanSource and an important part of the Board’s governance commitment. Our recent engagement efforts focused on developing relationships, expanding dialogue to cover strategy and governance topics and collecting shareholder feedback. We pursue multiple avenues for shareholder engagement, including:

■	holding video, teleconference and in-person meetings with our shareholders and prospective investors;
■	participating in investor conferences;
■	building relationships with sell-side analysts interested in the ScanSource ecosystem; and
■	issuing periodic reports on our activities.

Over the past year, we reached out to shareholders representing over 60% of shares outstanding and we held engagement calls with some of our largest shareholders, which represent nearly 28% of shares outstanding. During these conversations, we heard from shareholders regarding the Board composition, corporate governance policies and executive compensation practices, as well as our policies on corporate citizenship responsibility. These engagements continue to provide us with valuable feedback that allows the Board to better understand our shareholders’ priorities and perspectives and to incorporate them into our deliberations and decision making.

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Committees of the Board

COMMITTEES OF THE BOARD

The Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees, each of which has a written charter. Copies of the charters for the standing Board committees are available on the “Investors” page of our website, www.scansource.com, under the “Corporate Governance” tab. Committee members and committee chairs are appointed by the Board. The following table reflects the membership of each of the Board’s committees and the Chair of each of the Board’s committees:

	BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Michael L. Baur	Chair

Peter C. Browning				Chair

Frank E. Emory

Charles A. Mathis		Chair

Vernon J. Nagel

Dorothy F. Ramoneda

Jeffrey R. Rodek

Elizabeth O. Temple			Chair

Audit Committee

The functions of the Audit Committee include selecting the independent registered public accounting firm; reviewing the scope of the annual audit undertaken by the independent registered public accounting firm and the progress and results of its work; overseeing the quality, adequacy and effectiveness of our data security, privacy, technology and information security policies, procedures and internal controls; reviewing our financial statements and our internal accounting and auditing procedures; and overseeing our internal audit function. The Audit Committee met 4 times during fiscal 2025. Each member of the Audit Committee meets the independence requirements for audit committee members as set forth in the Nasdaq listing standards and the Exchange Act. The Board has determined that (i) each of Peter Browning, Charles Mathis, Vernon Nagel, Jeffrey Rodek and Elizabeth Temple is an “audit committee financial expert” within the meaning of the SEC rules and (ii) all Audit Committee members meet the Nasdaq listing standard of financial sophistication.

Compensation Committee

The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices; reviewing salaries and bonuses for our NEOs; overseeing our equity-based compensation plans; overseeing compensation risk assessment; and considering such other matters as may from time to time be referred to the Compensation Committee by the Board. The Compensation Committee met 5 times during fiscal 2025. Each member of the Compensation Committee meets the independence requirements for compensation committee members as set forth in the Nasdaq listing standards. See “Executive Compensation — Compensation Discussion and Analysis” for a further discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to serve on the Board and recommending to the Board the slate of director nominees for election at each annual meeting of shareholders; assisting the Board in fulfilling its oversight responsibilities under the Nasdaq listing standards, the Articles and the Bylaws and South Carolina law; and implementing our programs for complying with the SEC rules and the Nasdaq listing standards (in conjunction with the Audit Committee, where necessary or appropriate) as well as other Nasdaq rulemaking initiatives pertaining to corporate governance considerations. The Nominating and Corporate Governance Committee met 4 times during fiscal 2025. Each member of the Nominating and Corporate Governance Committee meets the independence requirements as set forth in the Nasdaq listing standards.

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Candidates for the Board

CANDIDATES FOR THE BOARD

The Nominating and Corporate Governance Committee will identify and screen potential nominees for directors, including nominees recommended by shareholders or third-party search firms, and recommend nominees to the Board. See “Shareholder Proposals” for a discussion of the Company’s policies for shareholder nominees for directors. The Nominating and Corporate Governance Committee has not adopted specific objective requirements for service on the Board. Instead, the Nominating and Corporate Governance Committee will consider various factors in determining whether to recommend to the Board potential new board members, or the continued service of existing members, including the nominee’s experience and skills and whether such experience or skills are particularly relevant to us; whether the nominee would be an independent director under Nasdaq listing standards and applicable law; and, in the case of existing members, the nominee’s contributions as a member of the Board during their prior service. Generally, the Board considers such factors as race, age, gender, national origin and other factors as part of the consideration with regard to diversity. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that the Board, as a whole, will possess the appropriate talent, skills and expertise to oversee our business. The Nominating and Corporate Governance Committee may engage a third-party search firm to assist the committee in locating, recruiting and vetting potential candidates for election or appointment as directors.

Board Skills & Composition

The matrix below provides information regarding the current members of the Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which the Board believes are relevant to our business and industry and demographic information. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute with respect to any of our directors is not marked does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience or attribute listed below may vary among the members of the Board.

	Michael L. Baur	Peter C. Browning	Frank E. Emory	Charles A. Mathis	Vernon J. Nagel	Dorothy F. Ramoneda	Jeffrey R. Rodek	Elizabeth O. Temple
Knowledge, Skills, Experiences and Attributes

Audit & Internal Controls

Board Governance

CEO – Current or Former

Compensation & Benefits

Distribution & Channel Industry

Information Technology & Security

International Business

Investor Relations

Operations

Public Company Board (not SCSC)

Public Company Executive Role

Risk Management

Strategy & Acquisitions/Divestitures

Tax & Treasury

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Code of Conduct

CODE OF CONDUCT
Our Code of Conduct applies to all of our directors, officers and employees, including our CEO, our Chief Financial Officer (the “CFO”), and our Chief Accounting Officer (the “CAO”). In November 2023, the Board approved updates to our Code of Conduct to reflect new amendments to
Rule 10b5-1
under the Exchange Act, including (i) mandatory
“cooling-off”
periods prior to trading under a new or amended
Rule 10b5-1
plan, (ii) prohibitions on multiple overlapping
Rule 10b5-1
plans, (iii) limitations on single-trade arrangements and (iv) new disclosure requirements with respect to insider trading policies and procedures. We have posted the Code of Conduct on the “Investors” page of our website,
www.scansource.com
, under the “Corporate Governance” tab. We will provide a copy of the Code of Conduct upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.
We intend to post on our website,
www.scansource.com,
under the “Corporate Governance” tab, in accordance with all applicable laws and regulations, any amendments to, or waivers from, any provision of the Code of Conduct that applies to our CEO, CFO, CAO or persons performing similar functions. No waivers were sought or granted in fiscal 2025.
INSIDER TRADING POLICY
Our Board has adopted an Insider Trading Policy, which applies to all our officers, directors, and their Family Members (as defined in the Insider Trading Policy). The policy prohibits such individuals, when they are aware of material nonpublic information relating to the Company, from engaging in transactions in the Company’s securities, recommending the purchase or sale of any of the Company’s securities or disclosing such material nonpublic information to individuals outside the Company. The policy provides for a limited number of exceptions, such as when a transaction is effected pursuant to a valid Rule
10b5-1
plan. The policy also provides for restricted trading periods during which our executive officers and directors generally cannot engage in trading. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards.

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Certain Relationships and Related Party Transactions

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and, if appropriate, approves or ratifies all transactions that could potentially be required to be reported under Item 404 of Regulation S-K under the Exchange Act in accordance with Nasdaq listing standards.

In addition, the Audit Committee’s charter requires the Audit Committee to review all director and officer related party transactions and potential conflicts of interests on an ongoing basis and to review a summary of the same on an annual basis. The Audit Committee’s charter also requires the Audit Committee to review our conflict-of-interest policy (which is a part of our Code of Conduct) and compliance with that policy on an annual basis.

We are not aware of any transaction required to be reported under Item 404 of Regulation S-K under the Exchange Act since the beginning of fiscal 2025 for which our policies and procedures did not require review, approval or ratification or for which such policies and procedures were not followed.

There are no family relationships between any executive officer, director or nominee for director, and there are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

COMMUNICATIONS WITH THE BOARD

The Board recognizes that creating long-term value for shareholders will require consideration of concerns of shareholders and other stakeholders in the industry and communities in which the Company operates. Shareholders and other interested parties may send written communications to the Board, the Chair or the Lead Independent Director (as applicable), or to one or more independent directors, by directing such communication to our Corporate Secretary, Shana Smith, by mail at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, or by e-mail to legal@scansource.com. All written communications will be compiled by the Corporate Secretary and promptly submitted to the individual director(s) being addressed or to the chair of the committee whose areas of responsibility include the specific topic addressed by such communication, or, in all other cases, to the Chair. The Company generally will not forward to directors a communication that the Corporate Secretary determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

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Corporate Citizenship Strategy and Progress

CORPORATE CITIZENSHIP STRATEGY AND PROGRESS

In September 2025, the Company issued its Corporate Citizenship report for fiscal 2025.

ScanSource’s Corporate Citizenship Steering Committee – a cross-functional team with members across the business – has guided our strategy and driven progress, including the development of its Corporate Citizenship reports. As we continue to advance our business, we remain focused on the corporate citizenship topics that matter most to our key stakeholders, including employees, channel sales partners, suppliers, investors, and the communities we serve. Building on how ScanSource embeds corporate citizenship considerations into business strategy, the report emphasizes ScanSource’s commitment to people, culture, and communities.

The report can be found at www.scansource.com/about/responsibility. Select highlights include:

■	Materiality Matrix: Alignment with the SASB framework, which prioritizes key issues based on importance to stakeholders and the business
■	Materiality Matrix Priorities: Business ethics; inclusion and belonging; data security and privacy; and employee engagement, training and development
■	Cross-Functional Teams: Employee Engagement Task Force, Learning and Development Task Force, AI Center of Excellence
■	Community Impact: Support for more than 100 nonprofits through financial donations, volunteering or drives
■	Environment and Sustainability: Estimates for Scope 1 and Scope 2 Greenhouse Gas (GHG) emissions; waste reduction initiatives such as ScanSource’s recycling program; and energy management initiatives

The report also outlines our continued progress on key priorities — particularly in regard to keeping our people and culture front and center, in alignment with our materiality matrix and business goals. We are dedicated to doing what is right for our people. In 2023, we introduced Employee Voices, a new employee engagement survey, and The Bridge, our new digital workplace. Employee Voices participation has been strong, with over 70% of North America employees taking part. Our goal is to listen and create an environment where employees thrive. With nearly 2,000 active users across various regions, the Bridge is a platform for collaboration, sharing updates, and connecting employees with valuable resources. Both company-wide initiatives reinforce our commitment to listening actively, inspiring action, enhancing global communication and enriching our Company culture.

At ScanSource, we prioritize our Corporate Citizenship strategy to focus on what matters most for our business and stakeholders. Leading with our people and guided by our core values, we continue to make great strides and prepare for a bright future ahead.

INCLUSION AND BELONGING

ScanSource was built on the foundation of seven core values, one being the commitment to an environment that respects and values the diverse backgrounds, interests and talents of the Company’s employees. ScanSource’s Inclusion and Belonging (“I&B”) Work Team is an employee-led group focused on sharing insights, ideas, and opinions from our employee base to support our goal of fostering a workplace of inclusion and belonging. Our I&B initiatives focus on awareness and education, employee network groups, and community-focused events.

Select highlights include:

■	Celebration of various cultural milestones during the year;
■	Connecting Conversations sessions to increase employees’ exposure to educational media and serve as a platform that allows them to openly discuss relevant issues;
■	I&B learning channel via our internal learning management system for employees, allowing them to partake in self-paced learning in this space; and
■	Employee Network Groups that support professional development and networking while strengthening business impact internally and externally.

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Supply Chain Resilience

SUPPLY CHAIN RESILIENCE

We are committed to building a supply chain that is focused on shared values and sustainability. ScanSource’s continued success is built on being a values-driven company, which is understood by all members of the ScanSource team. As a distributor of technology solutions and not a manufacturer, ScanSource is not an emissions-intensive business and has lower exposure to risks such as product redesign costs and responsible mineral sourcing.

Our opportunities in clean technology and supporting sustainable life-cycle products are attributed to our distribution portfolio, and we are supportive of our suppliers’ efforts to bring to market more products of this type. Additionally, our Business Partner Code of Conduct requires that our suppliers and partners throughout the supply chain are dedicated to the values of corporate social responsibility, fairness, and ethics. Supplier selection is a key topic for our business, and we continue to examine existing policies and procedures to better understand our risk areas and opportunities to choose suppliers with a more positive environmental impact whenever possible.

CHARITABLE ACTIVITIES

Shortly after our founding in 1992, we formed the ScanSource Charitable Foundation to support our commitment to giving back to our communities through investments of time, talent and resources where we have operations. Our philanthropic efforts support the following areas of focus for giving back: community, education, environment, welfare of children and workforce development. In 2024, the ScanSource Charitable Foundation donated approximately $0.6 million to a variety of non-profit organizations in communities in which our offices are located. Since our founding in 1992, ScanSource has invested more than $22 million in our communities focused on community enrichment, education, environment, leadership development, recruiting, welfare of children and workforce development. Our employees and executives also generously devote their time to serve as volunteers in the community and local schools, colleges and universities. ScanSource volunteers contributed over 2,000 hours in 2024 to support our local communities. These efforts positively impact our business, as we increase community support, provide our employees with greater opportunities for leadership development and training, and improve the job satisfaction of our employees.

DATA SECURITY AND PRIVACY

At ScanSource, we continuously monitor the ever-changing landscape of cybersecurity and infrastructure while empowering our people to uphold a strong security awareness culture. We are dedicated to safeguarding and protecting customer, supplier, employee, and Company data through our cybersecurity measures and controls listed in our ScanSource Privacy Policy. We have internal and public-facing policies that support our data security and customer privacy efforts.

As part of our cybersecurity program, our employees receive monthly, mandatory security training and awareness alerts to ensure responsibilities are understood and best practices are followed. Training topics have included phishing, ransomware, and current landscape threats. ScanSource’s management engages in cybersecurity tabletop exercises to advance preparedness in cybersecurity threat scenarios. In addition to mandatory security training, our IT team hosted webinars focused on generative AI safety, reporting security risks, password safety, messaging-app recommendations, internet safety for children, and fraud attacks. Supplemental resources were also provided to educate employees on phishing, password protection, and top cybersecurity best practices for increased safety at work and home.

The Company understands the importance of security and makes every effort to ensure that partner information is safeguarded. We recognize that the confidentiality, integrity, and availability of information created, maintained, transmitted, and stored is vital. We constantly assess and improve our security practices in all relevant areas, including access control, remote access, personnel security, systems and communications protection, media protection, change management, data backup and recovery, audit logging, vulnerability and patch management, physical security, configuration management, and system and information integrity.

ScanSource follows the Payment Card Industry’s Data Security Standard (PCI/DSS) and complies with applicable data privacy regulations. Our efforts allow us to oversee new regulations that are applicable in areas in which we conduct business.

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Data Security and Privacy

The need for rapid response is integral in carrying out our information security initiatives. We have a Cyber Incident Response Team (CIRT) with established relationships with digital forensics and incident response (DFIR) service providers that are prepared for appropriate response to cybersecurity threats or incidents. We continue to adopt a forward-thinking view of business decisions, including the continual review of relevant risks that may have an impact on information security. The Company’s management and Board view this as one of their primary responsibilities and fundamental to business best practices, with our Board receiving regular updates on the topic. We will continue to evolve our Corporate Citizenship program in a manner that is beneficial to the Company and our stakeholders.

ScanSource publishes a Corporate Citizenship report that is periodically updated and, while it can be found at www.scansource.com/about/responsibility. The Corporate Citizenship report is not being incorporated by reference into this Proxy Statement.

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Proposal Number 1 – Election of Directors

The Board currently consists of eight members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons listed below for election as directors at the Annual Meeting. If elected, each nominee will serve until their term expires at the 2026 Annual Meeting of Shareholders and until their successor is duly elected and qualified. All the nominees are currently serving as directors and were elected to the Board at the Company’s Annual Meeting of Shareholders held on December 10, 2024. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. We believe that each of the nominees has served our shareholders’ interests well during their tenure as a director and will continue to do so. We believe that the Company and our shareholders benefit from the wide variety of industry and professional experience that characterizes the members of the Board.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, qualifications, attributes and skills that led the Board to conclude that each nominee is well-qualified to serve as a member of the Board.

Michael L. Baur AGE 68 DIRECTOR SINCE December 1995 COMMITTEES: ■ None

Experience

Mike Baur is our Chair, President and Chief Executive Officer. Baur has served as either our President or Chief Executive Officer since our inception in December 1992, as a director since December 1995, and as the Chair of the Board since February 2019.

Qualifications

Baur has served the Company since its inception and has developed a deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. Baur has more than 40 years of experience in the information technology industry, having served in various leadership and senior management roles in the technology and distribution industries before joining ScanSource. Baur brings strong leadership, entrepreneurial, and business building and development skills and experience to the Board, particularly as it focuses on identifying and managing the key strategic risks facing the Company.

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Information Regarding Nominees for Director

Peter C. Browning AGE 84 DIRECTOR SINCE June 2014 LEAD INDEPENDENT DIRECTOR SINCE February 2019 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance (Chair)

Experience

Peter Browning has served as a director of the Company since June 2014 and as Lead Independent Director since February 2019. Browning has extensive experience in business, serving as an executive officer of numerous public companies, including Continental Can Company, Inc., National Gypsum Company and Sonoco Products Company. He also has served on more than 14 public company boards, including GMS, Inc. from 2014 to 2024, Acuity Brands, Inc. from 2001 to 2021, Enpro Inc. (formerly known as EnPro Industries, Inc.) from 2001 to 2015, Lowe’s Companies, Inc. from 1997 to 2014, Nucor Corporation from 1999 to 2015, The Phoenix Companies, Inc. from 1988 to 1999 and from 2000 to 2009, and Wachovia Corporation from 2002 to 2008, and in a variety of board leadership roles, including non-executive Chair, lead director and Chair of audit, compensation and governance/nominating committees.

Qualifications

Browning is a well-known authority on board governance and his knowledge and experience in that area are invaluable to the Board. He was the Dean of the McColl School of Business at Queens University of Charlotte from 2002 to 2005 and has served as the Managing Partner of Peter Browning Partners, a board advisory consulting firm, since 2009. In 2011 and 2012, Browning was selected for the “NACD Directorship 100” (a list of the most influential people in corporate governance in the boardroom), and, in 2023, he was recognized by the NACD with the B. Kenneth West Lifetime Achievement Award (an annual award that recognizes a director who demonstrates exceptional achievements during the director’s board career, including a dedication to effective leadership and the director’s improvement of corporate governance). He co-authored a book on governance guidance, titled The Directors Manual: A Framework for Board Governance, which offers practical advice on leading an organization’s board.

Frank E. Emory, Jr. AGE 68 DIRECTOR SINCE October 2020 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Frank Emory has served as a director of the Company since October 2020. Emory joined Novant Health, a leading healthcare provider, in December 2018 and currently serves as its Executive Vice President, Chief Legal Officer. From June 2001 to December 2018, he served as a partner with Hunton Andrews Kurth LLP, an international law firm.

Qualifications

As a former partner of Hunton Andrews Kurth LLP, a former Chair of the Economic Development Partnership of North Carolina Inc., and an executive of Novant Health (including serving as its Chief Administrative Officer), as well as a member of numerous non-profit company and university boards, Emory brings considerable experience overseeing legal, government relations, risk management, corporate audit, compliance, human resources and diversity, inclusion and health equity teams to the Board.

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Information Regarding Nominees for Director

Charles A. Mathis AGE 65 DIRECTOR SINCE August 2021 COMMITTEES: ■ Audit (Chair) ■ Compensation ■ Nominating and Corporate Governance

Experience

Charles Mathis has served as a director of the Company since August 2021. Mathis joined the board of directors at SRI International, an independent nonprofit research institute, in March 2024. Mathis served as Executive Vice President and Chief Financial Officer of Amentum Services, Inc., a government and commercial services provider, from December 2021 to June 2023. Previously, Mathis served as Executive Vice President and Chief Financial Officer of Science Applications International Corporation (“SAIC”), a U.S. government information technology services provider, from 2016 to 2021. Prior to joining SAIC, Mathis served as Chief Financial Officer of the Company from 2012 to 2016. Prior to joining the Company, Mathis was Chief Financial Officer of Force Protection Inc., a global defense company, from 2008 to 2012. He also served as Chief Financial Officer of EFW, Inc. from 2006 to 2008.

Qualifications

As a former executive at SAIC, a Fortune 500 company (including serving as its Chief Financial Officer), Mathis has extensive experience in mergers and acquisitions, finance and accounting, financial controls, and U.S. government contracting and compliance. Mathis also brings to the Board an understanding of the Company and its business, having previously served as its Chief Financial Officer.

Vernon J. Nagel AGE 67 DIRECTOR SINCE August 2023 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Vernon Nagel has served as a director of the Company since August 2023. Nagel served as Executive Chair of the board of directors of Acuity Brands, Inc., an industrial technology company, from February 2020 until his retirement in December 2020. Prior to that, Nagel served as Chair and Chief Executive Officer of Acuity Brands, Inc. from September 2004 through January 2020 and as President of Acuity Brands, Inc. from August 2005 to August 2019. Nagel served as Vice Chair and Chief Financial Officer of Acuity Brands, Inc. from January 2004 through August 2004 and as Executive Vice President and Chief Financial Officer of Acuity Brands, Inc. from December 2001 to January 2004. Nagel currently serves as a member of the board of directors of Southwire Company, LLC, a leading provider of wire and cable and other electrical solutions. Nagel served as a member of the board of directors of The Azek Company Inc., a provider of sustainable outdoor residential products, from November 2021 to July 2025.

Qualifications

Nagel has extensive management and leadership experience, having previously served as Chair and Chief Executive Officer of a multi-national public company. Over the course of his career at Acuity Brands, Inc., Nagel enhanced shareholder value by introducing new technologies, expanding markets served through organic growth and acquisitions, and driving company-wide productivity. Nagel’s background provides the Board with invaluable executive leadership experience and financial and accounting expertise.

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Information Regarding Nominees for Director

Dorothy F. Ramoneda AGE 66 DIRECTOR SINCE November 2019 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Dorothy Ramoneda has served as a director of the Company since November 2019. Ramoneda served as Executive Vice President and/or Chief Information Officer of First-Citizens Bank & Trust Company, a subsidiary of First Citizens BancShares, Inc., from July 2012 until May 2024. Prior to that, she served as Chief Information Officer of Progress Energy, Inc., a North Carolina utilities company, from 2002 to 2012 and as Vice President of Information Technology and Telecommunications of Progress Energy, Inc. from 2000 to 2002. Ramoneda has been a member of the board of directors of Chesapeake Financial Shares, Inc., a bank holding company, since January 2025.

Qualifications

Ramoneda has extensive leadership experience, having served as the Chief Information Officer of a Fortune 500 company and in multiple industries. Ramoneda started her career at the accounting firm Arthur Andersen LLP doing system integration, business process outsourcing and practice management. Over Ramoneda’s career, she has provided leadership for the continued development of innovative, robust and secure information technology environments, giving her an understanding of the challenges and issues in our industry and the industries of many of our vendors and customers. Given Ramoneda’s background as a Chief Information Officer in the financial services industry, she brings particular expertise to the Board’s oversight of our cybersecurity and other information technology risks, including strategies for mitigating these risks and addressing data breaches.

Jeffrey R. Rodek AGE 72 DIRECTOR SINCE May 2020 COMMITTEES: ■ Audit ■ Compensation ■ Nominating and Corporate Governance

Experience

Jeffrey Rodek has served as a director of the Company since May 2020. Rodek has served as an Executive Network Advisor and as a Limited Partner of Tensility Venture Partners, a venture capital firm investing in early-stage artificial intelligence startups, since October 2017, as well as a member of the board of directors of Highgift AI Corporation since January 2025. From July 2007 to May 2018, Rodek served as a Senior Lecturer at the Fisher College of Business at The Ohio State University. Prior to that, Rodek served as Senior Advisor and as Executive Partner at Accretive, LLC from July 2007 to December 2009; as Chair and Chief Executive Officer of Hyperion Solutions Corporation from October 1999 to April 2007, and as President and Chief Operating Officer of Ingram Micro Corporation from 1995 to 1999.

Qualifications

Rodek has over 40 years of business and leadership experience spanning across multiple industries. Over Rodek’s career, he has driven performance growth and improved corporate governance strategies in the logistics, enterprise software and technology solutions industries, giving him a keen understanding of the challenges and issues present in our industry.

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Information Regarding Nominees for Director

Elizabeth O. Temple AGE 60 DIRECTOR SINCE September 2017 COMMITTEES: ■ Audit ■ Compensation (Chair) ■ Nominating and Corporate Governance

Experience

Elizabeth Temple has served as a director of the Company since September 2017. Temple serves as Chair Emeritus of the law firm Womble Bond Dickinson (US) LLP. From January 1, 2016 to December 31, 2024, Temple served as Chair and Chief Executive Officer of the firm. She has been a practicing corporate and securities attorney at the firm since 1989. Prior to serving as Chair and Chief Executive Officer, Temple served in a number of other leadership roles at the firm and she has been a partner at the firm since 1997. Temple has also served on the board of directors of Messer Inc. and Messer Construction Co., a construction management and general contractor, since March 2023.

Qualifications

Temple has extensive leadership experience serving as U.S. Chair and Chief Executive Officer of a transatlantic law firm. Over Temple’s legal career, she has counseled public and private companies on their highest strategic priorities, giving her an understanding of the challenges and issues in the Company’s industry and the industries of many of its vendors and customers. Her background as a legal advisor to public companies and boards provides the Board with additional expertise in the areas of risk management, corporate governance, acquisitions and securities regulation.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	19

Director Compensation Table

DIRECTOR COMPENSATION TABLE

The table below sets forth the compensation paid to each non-employee director who served on the Board of Directors in fiscal 2025. Mike Baur, as an employee of ScanSource, did not receive compensation (other than his compensation as CEO of the Company) for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)

Peter C. Browning	175,000	160,003	335,003

Frank E. Emory	90,000	160,003	250,003

Charles A. Mathis	115,000	160,003	275,003

Vernon J. Nagel	90,000	160,003	250,003

Dorothy F. Ramoneda	90,000	160,003	250,003

Jeffrey R. Rodek	90,000	160,003	250,003

Elizabeth O. Temple	110,000	160,003	270,003

(1)

Amounts shown are the aggregate grant date fair value of restricted stock units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see Note 11 to our audited consolidated financial statements for fiscal 2025, included in the Annual Report (as defined below). Each non-employee director received restricted stock units on August 30, 2024 for 3,141 shares, at a closing stock price on that day of $50.94, that vested in August 2025.

(2)	Each non-employee director had 3,141 unvested restricted stock units as of June 30, 2025.
(3)

Directors Browning, Nagel, Rodek and Temple have elected to defer their fiscal 2025 annual equity grants. The total number of restricted stock units that have been deferred by each non-employee director for all applicable fiscal years are as follows: Browning 25,900, Nagel 3,141, Rodek 16,900 and Temple 25,900.

In fiscal 2025, the Board approved increases to the annual cash and equity retainers payable to directors.

Cash Retainers

Directors who are not our employees are paid an annual retainer of $90,000. An additional annual retainer of $70,000 is paid, as applicable, to a non-executive chair or lead independent director of the Board. An additional annual retainer of: (i) $25,000 is paid to the chair of the Audit Committee, (ii) $20,000 is paid to the chair of the Compensation Committee, and (iii) $15,000 is paid to the chair of the Nominating and Corporate Governance Committee. Annual service for this purpose relates to the Company’s fiscal year. All directors are reimbursed for expenses incurred in connection with the performance of their service as directors as well as the cost of any director education. Directors may elect to receive any portion of their cash fees in shares.

Equity Retainers

Under the terms of our non-employee director compensation program, our non-employee directors receive an annual equity retainer in the form of restricted stock awards or restricted stock units that is generally granted at the same time as the annual equity awards for our employees. In addition, non-employee directors also may be eligible to receive other awards under the 2024 Omnibus Incentive Compensation Plan.

For directors serving on the Board on the date of the fiscal 2024 annual meeting of shareholders, the number of shares subject to such director’s annual equity retainer was determined by dividing $160,000 by the closing price per share of the Company’s common stock on the date of grant. Any director who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive a restricted stock unit for a pro-rated number of shares of common stock.

In fiscal 2025, directors received their equity retainer under the 2021 Omnibus Incentive Compensation Plan and going forward the equity retainer will be granted under the Company’s 2024 Omnibus Incentive Compensation Plan. All equity retainers, granted under either the 2021 Omnibus Incentive Compensation Plan or 2024 Omnibus Incentive Compensation Plan will vest in full on the day that is one year after the date of grant, or upon the earlier occurrence of (i) the director’s termination of service as a director by reason of death, disability or retirement or (ii) a change in

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Director Compensation Table

control of the Company. If a director terminates service for any other reason, he or she will forfeit all of their right, title and interest in and to the unvested equity award as of the date of termination, unless the Board determines otherwise. Each non-employee director can elect to defer their equity retainer under the ScanSource, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

In August 2025, the Board approved changes to our Equity Award Grant Policy. As a result, effective for the fiscal 2026 equity retainers, the number of shares subject to either the restricted stock award or restricted stock units will be determined by using the average closing price of our stock for the 10-day trading period ending on the date of grant.

Stock Ownership and Retention Policy

Under the equity ownership policy, directors are expected to hold five times their annual Board cash retainer in Company securities. The policy also incorporates a retention requirement by requiring such persons to retain 50% of the net shares resulting from the vesting of certain awards until the required ownership under the policy is met. As of the end of fiscal 2025, all directors were in compliance with this policy.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends that shareholders vote “FOR” the election of each of the eight nominees previously listed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the election of each of the eight nominees previously listed in this Proxy Statement.

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Proposal Number 2 – Advisory Vote To Approve Named Executive Officer Compensation

BACKGROUND OF THE PROPOSAL

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity at the Annual Meeting to vote on a non-binding advisory resolution, commonly known as a “say-on-pay” proposal, approving the compensation of our NEOs. The Company holds this non-binding advisory vote annually. There have been no material changes to our compensation policies this year. This vote is not intended to address any specific item or element of compensation or the compensation of any specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies and practices used to determine compensation described in this Proxy Statement. A discussion of these items is found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

EXECUTIVE COMPENSATION

The Compensation Committee has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the executive compensation tables regarding NEO compensation, together with the accompanying narrative disclosure, illustrate the trends in compensation and the application of our compensation philosophy, policies and practices for the years presented. Highlights of our compensation program include the following:

■

Variable cash incentives are payable to NEOs to encourage the achievement of various pre-determined performance metrics, business growth opportunities, management goals and profitability of business units, all of which focus our NEOs on performance goals intended to enhance shareholder value.

■	Awards of long-term equity incentives, in the form of performance-based and service-based restricted stock unit awards, directly align the interests of our NEOs and shareholders.
■

Linking the personal financial interests of our NEOs to the Company’s long-term performance discourages excessive risk-taking and encourages behavior that supports sustainable shareholder value creation.

■

Maintaining policies covering stock ownership and retention, incentive compensation recoupment, and anti-pledging and anti-hedging for executive officers mitigates risk in connection with our executive compensation program.

The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our NEOs and our shareholders. Accordingly, we are asking our shareholders at the Annual Meeting to vote “FOR” the non-binding advisory resolution approving the compensation of our NEOs, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion below.

RESOLUTION

For the reasons stated above, we are asking shareholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion, is hereby APPROVED.

EFFECT OF RESOLUTION

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our shareholders and will take the outcome of the vote into account when considering future executive compensation arrangements for our NEOs.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that our executive compensation program aligns our NEOs’ compensation with the long-term interests of our shareholders. Our program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term

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Recommendation of the Board of Directors

strategies to build shareholder value. The Board believes that our philosophy, policies and practices have resulted in executive compensation decisions that are aligned with shareholder interests and that have benefited and will benefit the Company over time.

The Board unanimously recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement. Unless otherwise specified, proxies will be voted “FOR” the approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement.

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Proposal Number 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026, which appointment has been ratified by the Board. The Audit Committee’s appointment of Deloitte was made following a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026. Several firms were invited to participate in this process including Grant Thornton LLP (“Grant Thorton”), which has served as the Company’s independent registered public accounting firm since 2014. See “Audit Committee Report” below for more information.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on October 9, 2025, the Audit Committee approved (i) the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 and (ii) the dismissal of Grant Thornton as the Company’s independent registered public accounting firm, effective upon completion of the interim review of the quarterly information on Form 10-Q for the three months ended September 30, 2025 (the “Effective Date”). Grant Thornton was notified of the dismissal on October 10, 2025. On October 9, 2025, the Company engaged Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026, subject to execution of an engagement letter following the completion of Deloitte’s customary client acceptance procedures and effective on the Effective Date. During the fiscal years ended June 30, 2025 and June 30, 2024, and for the subsequent interim period through October 9, 2025 (the date of Deloitte’s engagement), neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2024 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2025 and June 30, 2024, and in the subsequent interim period through October 9, 2025, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the SEC) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreement in connection with its report, or (ii) reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the SEC).

The Company expects that a representative of both Deloitte and Grant Thornton will attend the Annual Meeting, and the respective representative of each firm will have the opportunity to make a statement if the representative desires to do so. The Company also expects that a representative of both Deloitte and Grant Thornton will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026 is not required by law, but is being presented in the discretion of the Board. If the Company’s shareholders do not ratify this appointment, other independent registered public accounting firms will be considered by the Audit Committee. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

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Fees Paid to Independent Registered Public Accounting Firm

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reflected in the table below, we incurred fees in fiscal 2025 and fiscal 2024 for services performed by Grant Thornton related to such periods.

	Fiscal Year Ended June 30, 2025 ($)	Fiscal Year Ended June 30, 2024 ($)

Audit Fees(1)	1,927,926	1,908,925

Audit-Related Fees	—	—

Tax Fees(2)	209,824	206,406

All Other Fees	—	—

Total	2,137,750	2,115,331

(1)

Audit Fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by the independent registered public accounting firm for the audit of the consolidated financial statements included in the Annual Report, the audit of internal control over financial reporting, the review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Tax Fees consist of the aggregate fees billed for the respective fiscal year for professional services rendered by the independent registered public accounting firm related to foreign tax compliance, tax advice and tax planning.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. All audit and permitted non-audit services performed in fiscal 2025 were pre-approved by the Audit Committee. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the Audit Committee, to one or more members of the Audit Committee. None of the services described above were approved by the Audit Committee pursuant to the exception provided by the Exchange Act rules.

The Audit Committee has reviewed the non-audit services provided by Grant Thornton and has determined that the provision of such services is compatible with maintaining Grant Thornton’s independence for the period of time during which it has served as our independent registered public accounting firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Unless otherwise specified, proxies will be voted “FOR” the ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026.

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Executive Compensation

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below are the names, ages and professional backgrounds of the executive officers of the Company, including all positions and offices with the Company held by each such person and each such person’s principal occupation or employment during at least the past five years. Each executive officer of the Company is elected by the Board and holds office from the date of election until thereafter removed by the Board.

Name	Experience	Age

Michael L. Baur	Mike Baur is our Chair, President and Chief Executive Officer. Baur has served as either our Chief Executive Officer or President since our inception in December 1992, as a director since December 1995, and as Chair of the Board since February 2019.	68

Alexandre M. Conde	Alexandre Conde (“Conde”) has served as our Senior Executive Vice President, Chief People Officer since August 2022. Prior to this role, Conde served as President of ScanSource Brazil from 2004 to 2011. Conde joined the Company in 2011 through the acquisition of CDC Brasil, a leading distributor of automatic identification and data capture and point-of-sale solutions in Brazil. Prior to joining the Company, Conde served for a point-of-sale peripheral manufacturer and a computer peripheral manufacturer, in various leadership positions in finance, planning, logistics, sales and marketing.	59

Rachel A. Hayden	Rachel Hayden (“Hayden”) has served as our Senior Executive Vice President, Chief Information Officer since June 2021. Prior to joining the Company, Hayden served as Chief Information Officer of Just Born, Inc., a family-owned confectionary company, from 2016 to 2021. Prior to that, Hayden served five years with Berry Global, a manufacturer of innovative packaging and engineered products, in various leadership roles, including Senior Director of Information Technology, Global Business Systems.	49

Stephen T. Jones	Stephen Jones (“Jones”) has served as our Senior Executive Vice President, Chief Financial Officer since December 2020. Prior to joining the Company, Jones served as the International Chief Financial Officer of Blackbaud, Inc., a leading cloud software company, from 2016 to 2020. Prior to that, Jones served in finance and management positions at Lexmark International, an imaging solutions and technologies company, from 2000 until 2016.	54

Shana C. Smith	Shana Smith (“Smith”) has served as our Senior Executive Vice President, Chief Legal Officer since February 2023. Prior to joining the Company, Smith served as Vice President, General Counsel and Corporate Secretary of NII Holdings, Inc., which provided wireless service in South and Central America under the Nextel brand, from 2015 to 2023. Prior to that, Smith served five years with NII Holdings, Inc. in various leadership roles, including Vice President, Legal and Assistant Secretary.	52

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) outlines our executive compensation program for our NEOs listed below. The CD&A provides information about our compensation objectives and practices for our NEOs and explains how the Compensation Committee arrived at its compensation decisions for fiscal 2025.

Name	Title

Michael L. Baur	Chair, President and Chief Executive Officer

Stephen T. Jones	Senior Executive Vice President and Chief Financial Officer

Shana C. Smith	Senior Executive Vice President and Chief Legal Officer

Rachel A. Hayden	Senior Executive Vice President and Chief Information Officer

Alexandre M. Conde	Senior Executive Vice President and Chief People Officer

Executive Summary

2025 Business results

Fiscal 2025 was a year with strong free cash flow and gross profit growth with expanded margins. For fiscal 2025, net sales decreased 6.7% to just over $3.0 billion from softer demand in a more cautious technology spending environment. However, fiscal 2025 gross profits of $408.6 million and adjusted EBITDA of $144.7 million grew by 2.4% and 2.8%, respectively. On a GAAP basis, net income for fiscal 2025 totaled $71.5 million, or $3.00 per diluted share, compared to $77.1 million, or $3.06 per diluted share, for the prior year. Non-GAAP net income of $85.1 million increased 9.6% over the prior year, and non-GAAP EPS of $3.57 increased 15.9% over the prior year. For more information on our non-GAAP measures and reconciliations to GAAP measures, see “Non-GAAP Financial Information” beginning on page 29 of the Annual Report for fiscal 2025 filed with the SEC on August 21, 2025 (the “Annual Report”).

Despite the more cautious technology spending environment that we faced in fiscal 2025, we continued to make progress on our strategic plan of orchestrating complex, converging technology solutions that enable our channel sales partners to meet the technology needs for their end users. With our multiple sales models, we help our channel sales partners deliver converging solutions across hardware, software, and services, including recurring revenue opportunities. Fiscal year 2025 gross profit increased 2.4% year-over-year to $408.6 million with a gross profit margin of 13.4%, up from 12.2% in the prior year. The higher contribution of recurring revenue, which is netted-down revenue, was a primary driver of our improved margins. For fiscal year 2025, the percentage of gross profit from recurring revenue increased to 32.8% from 27.5% for the prior year.

To enhance management’s alignment with shareholders, we revised the metrics for the annual variable performance-based cash incentive awards for our NEOs in fiscal 2025 to add free cash flow conversion and individual performance measures, while continuing to incorporate adjusted EBITDA.

We continued to execute our capital allocation strategy in fiscal 2025 to include both strategic acquisitions and share repurchases. In fiscal 2025, we completed two acquisitions in the different segments of our business that align with our business strategy with total cash paid for acquisitions (initial purchase price) of $56.7 million. Share repurchases totaled $106.5 million for fiscal 2025.

Fiscal 2025 Pay Mix

The Compensation Committee strives to provide our NEOs with a compensation package that balances short-term and long-term compensation. We believe that our current executive compensation program, consisting primarily of a mix of base salary, annual performance-based cash incentive awards and both performance-based and service-based grants of equity, (i) provides a predictable and transparent structure for executive compensation, (ii) provides a significant percentage of a NEO’s compensation through variable performance-based vehicles and (iii) attracts, retains and motivates our NEOs.

Our executive compensation program emphasizes performance-based pay. The elements of compensation and the general mix of compensation among the various elements remained largely unchanged from the previous year.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	27

Compensation Discussion and Analysis

Our financial performance during fiscal 2025 is reflected in the compensation of each of our current NEOs for fiscal 2025, particularly with respect to payouts pursuant to our annual cash incentive program. Our cash incentive opportunity is designed so that, if our financial results, as measured by certain consolidated adjusted EBITDA and revenue numbers, reflect an increase in the financial performance of the Company, then our executives should realize a greater cash incentive. Awards are also capped at 200% of each executive’s target bonus regardless of our financial performance.

For fiscal 2025, the cash incentives paid to our NEOs increased from fiscal 2024 based primarily on (i) our financial performance and (ii) the Compensation Committee’s pre-established Management Incentive Plan (“MIP”) operating targets for the cash incentive opportunity. The value of the equity awarded to our NEOs increased in fiscal 2025, following the Compensation Committee’s review of their compensation against the market and in light of their individual performance in the prior fiscal year. Half of such awards remain subject to performance targets. We believe this result is appropriately aligned with the Company’s fiscal 2025 financial performance and the Company’s long-term compensation program.

In addition, we believe that it is important to link each of our current NEO’s compensation and personal financial interests with long-term shareholder value creation. Accordingly, 62% of our CEO’s total compensation, 50% of Jones’ total compensation, 45% of Smith’s total compensation, 34% of Hayden’s total compensation, and 42% of Conde’s total compensation for fiscal 2025 was in the form of long-term equity incentives (each as reported in the Summary Compensation Table). For fiscal 2025, variable performance-based compensation in the form of cash and long-term equity incentives constituted 87% of our CEO’s total compensation, 78% of Jones’ total compensation, 70% of Smith’s total compensation, 66% of Hayden’s total compensation, and 66% of Conde’s total compensation (each as reported in the Summary Compensation Table).

Consideration of Results of Shareholder Advisory Votes in Executive Compensation

The Compensation Committee monitors the results of the “Say-on-Pay” vote and considers those results along with the objectives listed below in determining compensation policies. A substantial majority (approximately 98%) of our shareholders voting at the December 2024 annual meeting of shareholders approved the compensation described in our 2024 proxy statement. The Compensation Committee interpreted this vote result as a strong indication of support for our fiscal 2024 compensation program. We have conducted a variety of shareholder engagement activities this year, including investor conferences and direct meetings with many of our top shareholders. These engagements have focused on deepening the dialogue with our current shareholder base about our business strategy and performance, culture, governance, executive compensation practices, and other efforts. Over the past year, an independent director has participated, demonstrating accountability with our shareholders and our commitment to strong governance practices.

Objectives of the Compensation Program

Our executive compensation program is designed to attract, retain and motivate executives through achieving the following three objectives:

■	Pay-for-Performance
■	Align Interests of Executives with Shareholders
■	Retain Talented Leadership

Pay-for-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and shareholders should be aligned. Our compensation program is designed to provide significant performance-based compensation through our cash incentive plan, and a large portion of the compensation is in the form of equity awards. As a result, a significant portion of our NEOs’ compensation is directly contingent on our operating results and/or aligned with shareholder interests.

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Compensation Discussion and Analysis

Best Practice Compensation Policies and Practices

The following compensation policies and practices are designed to align the interests of our NEOs and our shareholders:

ScanSource Does
Require significant stock ownership.

We have adopted minimum ownership guidelines for our CEO. He is required to retain 50% of the net shares resulting from vesting or exercises of equity awards until he owns Company common stock in an amount equal to three times his base salary.

Mandate a compensation recovery policy tied to a compensation program.	We maintain a “compensation recovery policy,” which would allow us to recover certain incentive compensation based on financial results in the event those results were restated.

Seek our shareholders’ input on executive compensation.	We value our shareholders’ input on our executive compensation, and we seek an annual non-binding vote on our executive compensation policies.

Prohibit pledging of our securities by our Named Executive Officers or Board of Directors.	We have a policy that prohibits officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Prohibit hedging of our securities by our Named Executive Officers or the Board of Directors.	We have a policy that prohibits employees (including the NEOs) and directors from trading in options, warrants, puts, calls or similar instruments in connection with our securities, or selling our securities “short.”

Require a “double trigger” for cash severance benefits upon a change in control.	Our employment arrangements with our NEOs provide cash severance only upon a “double trigger.”

Not provide golden parachute tax gross ups or excessive perquisites.	We do not provide excise tax gross-ups for severance benefits received by our NEOs under their employment arrangements. We only provide limited perquisites to our NEOs.

Retain Talented Leadership

We operate in a marketplace characterized by significant competition for talented executives. Our executive compensation program is designed to enable us to attract, motivate, reward and retain the management talent necessary to achieve both long-term and short-term corporate objectives and enhance shareholder value. We also aim to establish executive compensation levels that correlate directly to the NEO’s level of responsibility, with the compensation of our NEOs being tied both to our performance as a whole and to individual performance. To do this effectively, our philosophy is that our compensation program must provide our NEOs with a total compensation package that is reasonable in relation to our performance, and sufficiently competitive with the packages offered by similarly sized companies within or outside our industry.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	29

Compensation Discussion and Analysis

Material Elements of Our Compensation Programs

In determining the compensation of our NEOs, the Compensation Committee uses the following material compensation elements, which it believes support our compensation objectives.

Compensation Objectives

Compensation Element	Description	Reward Performance	Attract and Retain	Align with Shareholders

Base Salary	Fixed level of compensation

Annual Variable Cash Incentive Awards	Performance-based cash incentives reward Company and individual performance

Time-Vesting Restricted Stock or Restricted Stock Units	Long-term equity awards, with four-year vesting

Performance- and Time-Vesting Restricted Stock or Restricted Stock Units	Rewards Company performance; three-year vesting, in addition to performance criteria

The Compensation Committee determines the amounts of each element and the aggregate compensation for our NEOs without using any specific formula or attempting to satisfy any specific ratio for compensation among our NEOs; however, the differences in the aggregate compensation between our CEO and the other NEOs are intended to reflect the individual responsibilities with respect to their respective positions, experience in the applicable role, experience in our industry and market compensation data for peer companies. In determining compensation for our NEOs, the Compensation Committee considers the amount of compensation they receive in cash versus equity, along with the status of outstanding equity awards.

The Compensation Committee views the components of compensation as related, but distinct, and therefore regularly reevaluates the appropriate mix of elements, including the appropriate targets for incentive awards. The Compensation Committee also relies on the independent expertise compiled from the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that the Company has achieved. The Compensation Committee also retains, and relies on information provided by Pearl Meyer, an independent compensation consultant.

Process for Determining Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing, approving, and monitoring compensation policies and programs that are consistent with our business strategy and aligned with shareholders’ interests. Specifically, the Compensation Committee is responsible for:

■	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other NEOs;
■	negotiating the employment agreement of the CEO;
■	reviewing and approving any employment letters or contracts and severance plans of all other NEOs;
■	reviewing and approving annual incentive awards to NEOs; and
■	reviewing and approving equity-based compensation plans and grants of equity awards under such plans and the Board-approved policies or guidelines applicable to them.

The Compensation Committee meets several times each year to review and approve executive compensation programs and performance and, if necessary, recommend approval to the Board.

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Compensation Discussion and Analysis

Role of Management

The Compensation Committee regularly meets with the CEO to receive reports and recommendations regarding the compensation of our NEOs other than the CEO. In particular, the CEO recommends to the Compensation Committee annual base salaries, annual incentive awards and long-term or performance equity grants for the NEOs other than himself. For fiscal 2025, Find Great People, LLC, a professional recruiting firm engaged by the Company to provide recruiting services for the Company, assisted the CEO with his presentation to the Compensation Committee on his assessment of, and recommendations for compensation changes for, the NEOs other than the CEO. Although the Compensation Committee considers the CEO’s recommendations, the final decisions regarding base salary, annual incentive awards and equity awards of the NEOs are made by the Compensation Committee. As part of its evaluation process, the Compensation Committee considers, among other things, performance and consistency, the NEO’s individual performance over the prior year, changes in responsibilities and future potential as well as data available from compensation surveys and recommendations from its independent compensation consultant. The Compensation Committee evaluates each NEO, including the CEO, sets performance criteria for annual cash incentive awards, and makes long-term equity grants, if any. MIP targets for certain financial measures are established following consultation with management, with consideration for adjustments for one-time expenses or longer-term investments that are planned, at the beginning of each fiscal year and as necessary throughout the year.

Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to provide counsel and advice. For fiscal 2025, the Compensation Committee retained Pearl Meyer. The Compensation Committee reviewed all factors relevant to the independence of Pearl Meyer, including:

■	The provision of services to the Company by the consultant other than those requested by the Compensation Committee;
■	The amount of fees received by the consultant as a percentage of its total revenue;
■	The policies and procedures adopted by the consultant that are designed to prevent conflicts of interest;
■	Any business or personal relationship between a consultant and a member of the Compensation Committee;
■	Any stock of the Company owned by a consultant; and
■	Any business or personal relationship between a consultant and an executive officer of the Company.

As a result of such evaluation, and a certification from Pearl Meyer regarding its consultant’s independence, the Compensation Committee determined that Pearl Meyer is independent.

Role of Peer Companies and Benchmarking

The Compensation Committee regularly reviews benchmarking and market surveys to ensure that our compensation is competitive with that of our peers.

Pearl Meyer provides the Compensation Committee with general market surveys and other information related to the general market for executive compensation, including best practices and emerging trends. In addition, in fiscal 2025 Pearl Meyer provided information derived from proxy statements from peer companies and from surveys that include publicly traded and privately held technology distributors and other technology industry companies with similar revenues. The peer companies referred to for evaluation of fiscal 2025 compensation included the following:

Applied Industrial Technologies, Inc.	Insight Enterprises, Inc.	Plexus Corp.
Belden Inc.	Itron, Inc.	Sanmina Corporation
Benchmark Electronics, Inc.	MRC Global Inc.	TTM Technologies, Inc.
Brady Corporation	NCR Voyix Corporation f/k/a NCR Corporation	Vishay Intertechnology, Inc.
Diebold Nixdorf, Inc.	The ODP Corporation	Vontier Corporation
ePlus, Inc.	PC Connection, Inc.	Zebra Technologies Corporation

The Compensation Committee reviewed compensation information from this peer group by comparable executive position and level to better understand the market for other participants at similar levels for all aspects of compensation. In a review of the available applicable data, the Compensation Committee sought to ensure that the overall compensation to our NEOs was competitive and within norms for the industry and other companies of similar characteristics based on the executive’s position, level and job performance. The Compensation Committee took this evaluation into account in determining all elements of NEO compensation for fiscal 2025, including the fiscal 2025 MIP design and equity awards.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	31

Compensation Discussion and Analysis

Named Executive Officer Compensation in Fiscal 2025

In deciding whether to increase a NEO’s compensation, the Compensation Committee considers company performance, market trends, the consistency of the NEO’s individual performance over the prior year, changes in the NEO’s responsibilities and the NEO’s future potential. The Compensation Committee also considers data and information provided by its independent compensation consultant, including comparisons of peer companies comprised of other participants in the industry and other similar companies based on size and other objective factors.

In evaluating the Company’s performance in fiscal 2025, the primary consideration was our financial performance for the relevant annual period, with a focus on driving greater long-term shareholder value through our hybrid distribution strategy and improved free cash flow. To enhance management’s alignment with shareholders, we revised the metrics for the annual variable performance-based cash incentive awards for our NEOs in fiscal 2025 to add free cash flow conversion and individual performance measures, while continuing to incorporate adjusted EBITDA.

Base Salary

Base salary generally provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our NEOs in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the NEOs. It is vital to our goal of recruiting and retaining NEOs with proven abilities. A NEO’s base salary is initially set in accordance with the terms of their employment agreement or letter and is reviewed annually or as needed.

The Compensation Committee met in August of 2024 to determine the NEOs’ base salaries for fiscal 2025. The Compensation Committee awarded increases to the NEO’s taking into consideration each NEO’s position, past performance, and time in role, in light of benchmarking data from the Company’s peers.

Base salaries for the NEOs for fiscal 2025 as of July 1, 2024 were as follows:

Named Executive Officer	Base Salary (standard) ($)

Michael L. Baur	950,000

Stephen T. Jones	559,000

Shana C. Smith	495,000

Rachel A. Hayden	406,000

Alexandre M. Conde	436,000

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Compensation Discussion and Analysis

Annual Performance-Based Cash Incentives

Annual variable performance-based cash incentive awards are granted under the MIP and are designed to encourage the achievement of various pre-determined goals. Beginning in 2025, the Compensation Committee set MIP targets for achievement of both Company financial and operating performance goals and individual performance goals and objectives. Annual performance-based cash incentive opportunities were set based on an analysis of market data and assessing the experience of the respective individual and their respective role. The design provides that each NEO’s cash incentive opportunity will be expressed as a percentage of their base salary and earned based on non-GAAP operating results and the attainment of certain individual performance goals and objectives as compared to pre-established threshold and stretch goals. The cash incentive opportunities for each of our NEOs in fiscal 2025 remained at the same percentage level as fiscal 2024, other than for Hayden, whose increased. Each NEO has a variable factor by role or position applied as a percentage against their respective base salary, as set forth in the table below.

Named Executive Officer	Base Salary ($)	Target Bonus as % of Base Salary (%)	Target Cash Incentive Opportunity ($)

Michael L. Baur	950,000	150	1,425,000

Stephen T. Jones	559,000	100	559,000

Shana C. Smith	495,000	75	371,250

Rachel A. Hayden	406,000	75	304,500

Alexandre M. Conde	436,000	60	262,000

The performance targets were established by the Compensation Committee in August 2024.

The Company financial and operating performance goals under the MIP were consolidated adjusted EBITDA (“Performance Award Adjusted EBITDA”) and free cash flow conversation (“FCF Conversion”) based on the Compensation Committee’s belief that these measurements currently best align with driving shareholder value. These metrics encourage healthy financial growth by assisting management in comparing the Company’s performance over various reporting periods on a consistent basis while removing the impact of items that do not reflect our core operating performance from the Company’s operating results.

Each Company performance metric is adopted with certain adjustments to align management’s performance on focused strategic objectives. Seventy-five percent of the target cash incentive opportunity is subject to Company performance, and the maximum cash incentive opportunity for any NEO with respect to Company performance is 150% of their target incentive opportunity. The payouts of this portion of the opportunity depend on our results in comparison to these targets. If performance of any measure does not meet the applicable threshold for that measure, no award will be earned for that measure. If the performance of a measure reaches the applicable threshold, the award earned for that measure will be 30% of the target. If the performance reaches the applicable target, the award earned for that measure will be 100%, and if the performance reaches or exceeds the applicable maximum, the award earned for the measure will be 200% of target. The award earned for results between either the threshold and target or the target and maximum are calculated using straight-line interpolation. The weightings of each of the Company performance measures are as follows:

Company Performance Measure(1)	Weights (%)	Performance Range (in thousands)			Actual Results
		Threshold (30% payout)	Target (100% payout)	Maximum (200% payout)

Performance Award Adjusted EBITDA	45%	$118.9	$158.5	$182.3	$147.7

FCF Conversion	30%	60%	65%	90%	117%

(1)

Performance Award Adjusted EBITDA and FCF Conversion are non-GAAP financial measures. “Performance Award Adjusted EBITDA” for MIP purposes starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent consideration, non-cash share-based compensation expense and other non-GAAP adjustments. “FCF Conversation” is determined by dividing free cash flow by non-GAAP net income. For compensation purposes “free cash flow” means cash flow from operating activities less capital expenditures and “non-GAAP net income” starts with net income and excludes amortization of intangible assets related to acquisitions, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. For more information on our non-GAAP measures used for compensation purposes and reconciliations to GAAP measures, see Appendix A.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	33

Compensation Discussion and Analysis

The Compensation Committee has the discretion to adjust these measurements for extraordinary one-time events, or other items beyond management’s control, and to award cash incentives based on other criteria.

Each NEO received approximately 36% and 60% as a percentage of the total target cash incentive opportunity as a result attaining a payout of 80% and 200% with respect to Performance Award Adjusted EBITDA and Free Cash Flow Conversation under the MIP, respectively.

For fiscal 2025, NEOs can earn up to 25% of the target cash incentive opportunity on achievement of individual goals and strategic objectives (i.e., the individual performance factor) that the Compensation Committee established for each. The Compensation Committee seeks to establish challenging, yet realistic, goals and objectives that will motivate performance and align with our strategic initiatives. These goals and objectives can include both qualitative and quantitative goals and objectives. At the end of the year, the Compensation Committee evaluates the performance of each of the NEOs against their respective goals and objectives and approves the related achievement and payout levels for each NEO.

If individual performance does not meet the applicable threshold, no individual performance factor will be earned. If individual performance is at or above the threshold, the cash incentive opportunity will be 50% of the 25% individual performance factor. If individual performance reaches or exceeds target, cash incentive opportunity will be 100% of the 25% individual performance factor.

Achievement of individual goals and objectives for fiscal 2025 was based upon the Compensation Committee’s determination of the degree to which the objectives were completed by each of the NEOs. Based on progress throughout fiscal 2025, the Compensation Committee determined a payout of 100% was achieved by each of the NEOs. The Compensation Committee based this determination on the following accomplishments for fiscal 2025:

Named Executive Officer	Fiscal 2025 Individual Accomplishments

Michael L. Baur

■

Developed a CEO succession planning process to ensure continuity of leadership in the event of an unplanned temporary absence or permanent change of our CEO. The CEO succession plan was reviewed and updated by the Board in fiscal 2025.

■

Achieved core growth objectives through acquisitions and divestitures during the year with the closing and integration of three transactions.

Stephen T. Jones

■

Developed and implemented a CFO succession planning process to ensure continuity within the CFO position. Began developing a succession plan for the chief accounting officers.

■

Worked closely with other members of the leadership team on potential acquisitions, including evaluation of targets with a focus on long-term strategic values, management of due diligence process and teams, development of business plans for potential acquisitions, including financial modeling, integration and evaluation of synergies.

■

Led the Company’s focus on strong cash management and reduction in total costs and expenses. Achieved 3% reduction in SG&A expenses on annual basis, 2.5% reduction in total costs compared to fiscal 2024, and increased EBITDA margins and profitability metrics in fiscal 2025.

Shana C. Smith

■

Developed and implemented a succession plan for the Chief Legal Officer. Developed a 3-year growth plan for certain key members of the legal team.

■

Worked closely with other members of the leadership team on potential acquisitions, including conducting research on target companies, meeting with senior leaders of target companies, and managing the legal due diligence process and purchase agreement negotiations

■

Oversaw legal team efforts to evaluate and optimize existing supplier, sales partner, commission and service contracts to ensure that the agreements appropriately balanced revenue and risk. Reviewed over 1,500 such contracts in fiscal 2025.

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Compensation Discussion and Analysis

Named Executive Officer	Fiscal 2025 Individual Accomplishments

Rachel A. Hayden

■

Developed and implemented a succession plan for the Chief Information Officer.

■

Worked closely with other members of the leadership team on potential acquisitions, including supporting the review of technical assets and service agreement for the LOI processes, conducting due diligence, supporting data rooms, assessing the security, scalability and integration process for the Advantix and Resourcive platforms.

■

Conducted an independent cyber security maturity assessment to identify top risks for the Company and recently acquired companies. Conducted remediation activities in fiscal 2025 to address the results of the assessment.

Alexandre M. Conde

■

Developed and implemented a succession plan for the Chief People Officer.

■

Worked closely with other members of the leadership team on potential acquisitions, including participation in due diligence groups prior to the acquisitions of Resourcive and Advantix, managing the post-closing integration process as it relates to people and culture, including payroll and employee benefits. Achieved full integration of the people and culture systems and processes for Resourcive and Advantix during fiscal 2025.

■

Initiated employee engagement surveys across all business departments and provided follow-up support for leaders to improve their scores. Implemented tracking and reporting process for employee turnover data for each business line.

As a result, all NEOs were awarded a 25% payout of the individual performance factor under the MIP. The specific calculations, targets and cash awards for each NEO under the MIP for fiscal 2025 are detailed below.

Named Executive Officer	Base Salary ($)	Target Bonus as % of Base Salary (%)	Bonus Target ($)	% of Bonus Target (%)	Amount of Cash Incentive ($)

Michael L. Baur	950,000	150	1,425,000	121	1,724,250

Stephen T. Jones	559,000	100	559,000	121	676,390

Shana C. Smith	495,000	75	371,250	121	449,213

Rachel A. Hayden	406,000	75	304,500	121	368,445

Alexandre M. Conde	436,000	60	262,000	121	317,020

For fiscal 2025, the cash incentive award earned by the currently employed NEOs under the MIP was approximately 121% of the target, as compared to 60% in fiscal 2024 and 95% in fiscal 2023.

Supplemental MIP Bonus Program

In August 2023, against the backdrop of losses incurred by the Company in connection with the cybersecurity attack in the fourth quarter of fiscal 2023 (the “Cyberattack”) and the resulting impact on bonus plan achievement, the Compensation Committee established a supplemental plan under the MIP to provide for the award to the NEOs of an additional cash bonus payment (the “Cyber Insurance Program”). Under the Cyber Insurance Program, each NEO will be eligible to receive an additional cash bonus payment in the event the Company accrues any insurance proceeds to reimburse the Company for the losses incurred in connection with the Cyberattack. Any cash bonus payments that become payable under the Cyber Insurance Program will be paid no later than 30 days after accrual of the reimbursements. The Cyber Insurance Program enables the NEOs to earn the portion of the cash bonus they would have received under the MIP for fiscal 2023 if the insurance proceeds for losses incurred in connection with the Cyberattack were accrued during fiscal 2023. The Cyber Insurance Program remains ongoing. In fiscal 2025, three bonus payments totaling $511,171 in the aggregate were made to the NEOs (other than Conde) in connection with the recovery of

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	35

Compensation Discussion and Analysis

$6,241,793 in insurance proceeds received in September, April, and June to reimburse the Company for the Cyberattack loss amounts.

Long-Term Equity Incentives

GENERAL OVERVIEW

Equity awards are a significant component of our NEO compensation. The Compensation Committee annually grants equity awards, typically in the form of restricted stock awards and/or restricted stock units and performance-based restricted stock units or awards. We believe this element of our compensation program provides our NEOs with the opportunity to develop a significant ownership stake in the Company and directly aligns their interests with the long-term interests of our shareholders. In addition, equity awards serve as a retention vehicle for the NEOs because, if the applicable criteria are met, they typically vest over a set number of years and generally are forfeited if not vested upon termination of employment. We maintain a formal Equity Award Grant Policy, whereby equity awards to employees are made by, or with the oversight of, the Compensation Committee or the Board. Under the policy, the Compensation Committee must approve any equity awards to the NEOs, and our Principal Accounting Officer and People & Culture management oversee the documentation of, and accounting for, equity award grants.

The number of shares subject to equity awards granted by the Compensation Committee to NEOs in a given year is based on, among other things, overall Company performance, the number of shares available for awards under the 2024 Omnibus Incentive Plan or successor plan, the value of the proposed award, the amount and realizable value of equity awards awarded in prior years, total compensation and consideration of the competitive market practice for the respective position level and experience, with the ultimate objective of motivating, rewarding and retaining NEOs while maintaining efficient use of equity and preserving shareholder value. For fiscal 2025, the Compensation Committee determined the number of shares of a value-based restricted stock unit award by using the closing price of our stock on the grant date and the awards were granted under the 2021 Omnibus Incentive Compensation Plan. In August 2025, the Compensation Committee amended the Equity Award Grant Policy such that it will determine the number of shares of a value-based restricted stock unit award by using the average closing price of our stock for the 10-day trading period ending on the grant date.

In fiscal 2025, the grant date for annual equity awards was on the first trading day of the next open trading window following the meeting at which the awards were approved.

Under the Equity Award Grant Policy, the grant date for future annual equity awards will be September 1, provided that the Company is in an open trading window, and otherwise on the first trading day of the next open trading window. The Equity Award Grant Policy also provides that special grants of equity awards may be made during the year in the case of the hiring or promotion of certain eligible persons, or in other situations not involving annual grants. The grant date for non-annual grants made pursuant to the Equity Award Grant Policy will generally be the third trading day following the Company’s filing of a Form 10-Q or Form 10-K, as applicable.

Vesting of equity awards accelerates on a change in control followed by termination in certain instances or upon death, disability or termination due to retirement. In certain circumstances, the vesting term may be reduced due to termination of employment, death or disability of a participant.

FISCAL 2025 ANNUAL LONG-TERM INCENTIVE AWARDS

The annual grant of long-term equity incentives was awarded to our NEOs in August 2024. In fiscal 2025, 50% of the long-term equity incentives awarded to our NEOs were in the form of time-based restricted stock units and the remaining 50% were in the form of performance-based restricted stock units. The time-based restricted stock units generally vest and become exercisable in one-fourth increments on the anniversary of the grant date over four years, subject to the continued employment of the NEO on the applicable vesting date. The performance-based restricted stock units generally vest upon the third anniversary of the grant date, subject to the continued employment of the NEO on the applicable vesting date and achievement of the performance targets set by the Compensation Committee over the applicable performance period.

36	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Compensation Discussion and Analysis

The long-term equity incentives awarded to our NEOs in fiscal 2025 are set forth below:

Named Executive Officer	Form of Equity Incentive Award	Amount of Shares Subject to Award

Michael L. Baur	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	49,077 49,078

Stephen T. Jones	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	13,722 13,722

Shana C. Smith	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	7,852 7,853

Rachel A. Hayden	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	4,387 4,388

Alexandre M. Conde	Time-Based Restricted Stock Units Performance-Based Restricted Stock Units	5,349 5,350

Fiscal 2025 Performance-Based Equity Awards Performance Metrics

As discussed above, the Compensation Committee grants certain employees, including our NEOs, performance-based restricted stock units that contain both performance and service vesting conditions over a multi-year period. Performance-based awards are conditioned on achievement of pre-established performance targets. New performance periods begin each fiscal year, and performance targets and the target awards for our NEOs are established shortly after the beginning of the applicable performance period.

For fiscal 2025, the performance-based restricted stock units granted will vest, if at all, based on two equally weighted performance metrics: (i) an earnings per share performance metric based on the achievement of annual targets for normalized non-GAAP earnings per share over a two-year performance period (the “Normalized EPS”) and (ii) a return on invested capital performance metric based on annual targets for adjusted return on invested capital over a three-year performance period (the “Performance Award Adjusted ROIC”), subject to adjustments for certain nonrecurring items as approved by the Compensation Committee. The Compensation Committee considers Normalized EPS and Performance Award Adjusted ROIC to be key drivers of shareholder value and fundamental to long-term value creation. The Compensation Committee also believes that measuring our performance against multiple metrics provides a more complete picture of our performance.

The fiscal 2025 performance-based restricted stock units cliff vest, if at all, on the third anniversary of the grant date, subject to the NEO’s continued employment through the vesting date and achievement of the performance metrics. Achievement of the Normalized EPS and Performance Award Adjusted ROIC performance targets is determined over the three-year performance period. Half of the target performance-based restricted stock units that each NEO is awarded must achieve the Normalized EPS metrics (the “Normalized EPS PSUs”) and the other half must achieve the Performance Award Adjusted ROIC metrics (the “Adjusted ROIC PSUs”). The total sum of restricted stock units earned is capped at 200% of the aggregate target number of restricted stock units for the fiscal 2025 through fiscal 2027 performance period.

The Normalized EPS PSUs are subject to a relative total shareholder return modifier (the “rTSR Modifier”) that is determined at the end of the three-year performance period. For fiscal 2025, the performance period for measuring Normalized EPS for the Normalized EPS PSUs is based on performance from July 1, 2024 until June 30, 2026 (i.e., from the beginning of fiscal 2025 until the end of fiscal 2026) and from July 1, 2024 until June 30, 2027 for determining the rTSR Modifier.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	37

Compensation Discussion and Analysis

The following table summarizes the performance metrics that must be attained with respect to each year for the fiscal 2025 Normalized EPS PSUs. If the annual performance attainment is achieved at a level between the stated performance levels, percentage payouts will be determined by linear interpolation and averaged for the performance period.

Fiscal 2025 Normalized EPS PSU Performance Metrics(1)

	Threshold (30% Payout of Awarded Shares)	Target (100% Payout of Awarded Shares)	Max (200% Payout of Awarded Shares)

Normalized EPS – FY2025	$2.69	$3.58	$4.30

Normalized EPS – FY2026	75% of Normalized EPS Target	Actual FY2025 Normalized EPS Attained+ 8%	120% of Normalized EPS Target

(1)

“Normalized EPS” means the Company’s aggregate earnings achieved for the period adjusted to eliminate the effect of share buybacks, corporate tax rates, and mergers and acquisitions and normalized based on a target tax rate divided by the weighted average diluted number of shares outstanding as of June 30, 2024.

The averaged annual payout percentage determined upon achievement of the Normalized EPS metrics is subject to a rTSR Modifier whereby, at the end of the three-year performance period, the Normalized EPS payout is adjusted upwards or downwards based on the Company’s actual total shareholder return (“TSR”) relative to the TSR of a comparator group of companies with high correlation to the Company’s industry (the “TSR Comparator Group”). The adjustment to the averaged annual payout percentage can be up to 25%, upwards or downwards, and in all cases is capped so that maximum payout for Normalized EPS performance cannot exceed 200% of target. The rTSR Modifier is the percentage multiplier assigned to the Company’s TSR rank compared to the TSR Comparator Group for the applicable three-year performance period. To determine the rank, the TSRs of the Company and each company in the TSR Comparator Group will be ranked for the performance period to determine the quartile which contains the Company. No interpolation is applied to determine the rTSR Modifier.

Depending on the Company’s rTSR to the TSRs of the TSR Comparator Group, the Normalized EPS PSUs attained will be the product of the averaged payout percentage and the applicable rTSR Modifier below:

rTSR Modifier

Bottom Quartile	Median (2nd and 3rd Quartile)	Top Quartile

75%	100%	125%

For fiscal 2025 performance-based equity awards, the Compensation Committee approved a rTSR comparator group comprised of 25 public companies that serve as a representative index. The comparator group for the rTSR modifier includes constituents of the S&P 600 Technology Hardware & Equipment (Industry Group) Index.

For fiscal 2025, the performance period for the Adjusted ROIC PSUs is based on measuring performance annually from July 1, 2024 until June 30, 2027 (i.e., from the beginning of fiscal 2025 until the end of fiscal 2027).

The following table summarizes the performance metrics that must be attained annually for the fiscal 2025 Adjusted ROIC PSUs. If the performance targets are achieved at a level between the stated performance levels, vesting will be determined by linear interpolation.

Fiscal 2025 Adjusted ROIC PSU Performance Metrics(1)

	Threshold (50% Payout of Awarded Shares)	Target (100% Payout of Awarded Shares)	Max (200% Payout of Awarded Shares)

Performance Award Adjusted ROIC	11.25%	13.5%	16.3%

(1)

“Performance Award Adjusted ROIC” means for Adjusted ROIC PSU award purposes, Performance Award Adjusted EBITDA divided by Performance Award Invested Capital. “Performance Award Adjusted EBITDA” means net income plus interest expense, income tax expense, depreciation expense, amortization expense and other non-GAAP adjustments. “Performance Award Invested Capital” means average equity plus average funded debt. Average funded debt includes continuing and discontinued operations and is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

38	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Compensation Discussion and Analysis

Fiscal 2023 Performance-Based Equity Awards

Certain of our NEOs were granted performance-based restricted stock units in fiscal 2023 which vested on the third anniversary of the date of grant, subject to the NEO’s continued employment through the vesting date. Similar to the fiscal 2025 performance-based equity awards, vesting of the fiscal 2023 awards is subject to attainment of certain performance targets over the applicable performance periods and other terms and conditions established by the Compensation Committee. The fiscal 2023 awards were subject to two equally weighted performance metrics: (i) Normalized EPS (subject to an rTSR Modifier) and (ii) Performance Award Adjusted ROIC. Baur, Jones, Smith and Hayden earned 45% of their fiscal 2023 performance-based restricted stock units (including 35% of the performance-based restricted stock units subject to the Normalized EPS target and 55% of the performance-based restricted stock units subject to the Performance Award Adjusted ROIC target). Achievement of the performance targets for the fiscal 2023 awards was as follows:

Fiscal 2023 Performance-Based Equity Achievement

	Performance Range

Performance Measure	Weights	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Results(1)	Attainment
Normalized EPS(2)	50%
- FY23		$ 3.94	$ 4.15	$ 4.77	$4.02	70%
- FY24		$ 4.23	$ 4.45	$ 5.12	$ 3.11	0%
- 2-year Average						35%

rTSR Modifier		75% Bottom Quartile	100% 2nd or 3rd Quartile	125% Top Quartile	2nd Quartile	100%
Performance Award Adjusted ROIC	50%
- FY23		13.4%	14.9%	16.9%	14.8%	100%
- FY24		13.6%	15.1%	17.1%	12.6%	0%
- FY25		13.6%	15.1%	17.1%	13.9%	60%
- 3-year Average						55%

(1)

Normalized EPS and Performance Award Adjusted ROIC are non-GAAP financial measures. “Normalized EPS” and “Performance Award Adjusted ROIC” have the meaning described in the “Fiscal 2025 Performance-Based Equity Awards Performance Metrics” section of this Compensation Discussion & Analysis beginning on page 37. See Appendix A for a reconciliation to GAAP measures for Normalized EPS and Performance Award Adjusted ROIC.

(2)	The Normalized EPS PSUs achieved an average payout of 35% based on actual performance results, and there was no impact from the rTSR modifier on the number of Normalized EPS PSUs earned.

Other Important Compensation Policies Affecting the Named Executive Officers

Compensation Recovery Policy

The Compensation Recovery Policy provides for the recovery of erroneously awarded incentive-based compensation “received” by current and former NEOs in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, regardless of fault or misconduct. If an NEO receives an award under our equity or cash incentive plans based on financial statements that subsequently are restated in a way that would decrease the amount of the award to which such NEO was entitled, then the NEO will be required to refund the Company the difference between what they received and what they should have received. In addition, this policy requires the recoupment of any compensation to the extent mandated by all applicable laws, rules, and regulations. The Compensation Recovery Policy applies to compensation received on or after October 2, 2023. The Compensation Committee monitors laws, rules and regulations on compensation recovery policies and will amend this policy as required to comply with any new compensation recovery rules or regulations.

Stock Ownership Requirements

The Compensation Committee has adopted minimum ownership requirements for Company stock for the CEO. The ownership target for the CEO has been established as three times his annual base compensation. Our CEO is expected to utilize grants under equity compensation plans to maintain the levels of ownership required by the policy. The policy also incorporates an equity retention requirement by requiring him to retain 50% of the net shares resulting from the vesting or exercise of certain awards to obtain the required ownership under the policy.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	39

Compensation Discussion and Analysis

As of June 30, 2025, our CEO was in compliance with our stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policy

Our NEOs and directors are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. All NEOs and directors are in compliance with this policy as of the date of this Proxy Statement. Our NEOs and directors are also prohibited from engaging in hedging transactions.

Perquisites

We provide only limited perquisites to our NEOs, including relocation cost reimbursements and the availability of a voluntary comprehensive physical examination for them and/or their spouse once every fiscal year. The physical examinations help ensure our NEOs’ continued health and ability to render services to the Company. The physicals are provided to encourage senior leaders of the Company to set an example for living positively and active healthy living.

Health and Insurance Plans

Our NEOs are entitled to participate in our health, vision, dental, paid time off, life, disability and employee stock purchase plans to the same degree that our other employees are entitled to participate. In addition, our NEOs participate in a company paid supplemental long-term disability plan and each receives company paid term life insurance in the amount of $1,000,000 (subject to underwriting) and $500,000 (subject to limited underwriting).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan pursuant to which NEOs may defer a portion of their annual compensation. These deferrals are matched to the extent specified in each NEO’s employment agreement or letter, and such contributions vest over a five-year period. Participants invest their deferrals and Company matching contributions among various funds designated by the plan administrator (and currently may not be invested in our common stock). Participants become fully vested in any employer contributions as long as they are continuously employed until their death or total disability, they reach the date in which the sum of age and years of service equals or exceeds 65, or the occurrence of a change in control. We maintain the Deferred Compensation Plan to provide a competitive benefit and to facilitate adequate savings for retirement on a tax efficient basis for our NEOs.

Retirement Benefits

The NEOs are eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. Eligible pay under this plan is capped at Internal Revenue Code annual limits. We provide a 50% matching contribution on the first 6% that an employee contributes. These Company contributions vest over a five-year period.

Employee Stock Purchase Plan

Eligible employees may participate in our Employee Stock Purchase Plan (“ESPP”), which is a Company-wide employee stock purchase plan. The intent of the ESPP is to assist our employees in acquiring a stock ownership interest in the Company.

Employment Agreements and Employment Letters

We have determined that the Company’s and our shareholders’ interests are best served by entering into (i) an employment agreement with our CEO and (ii) employment letters with an accompanying severance plan with our other NEOs. Such agreements, letters and plans are the result of arms’ length negotiations between the Compensation Committee, the Company, the CEO and other NEOs, and all are approved by the Compensation Committee. We believe that these employment arrangements benefit us and our shareholders by permitting us to attract and retain NEOs with demonstrated leadership abilities and to secure their services over an extended period of time. In addition, the employment arrangements align executive interests with the long-term interests of the Company and serve our recruitment and retention goals by providing NEOs with security based on the knowledge of how they will be compensated over the course of their employment, while at the same time providing the Company with significant protections regarding non-competition, non-solicitation of business and employees, and confidential business information.

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Compensation Discussion and Analysis

On June 15, 2017, we entered into a three-year employment agreement, effective July 1, 2017, with Mike Baur. Baur’s employment agreement provides for:

■	a base salary of $950,000 per year;
■

an annual target variable compensation opportunity of 150% of his base salary (with a maximum opportunity of 200% of target) based upon performance and the attainment of performance goals set by the Compensation Committee;

■	consideration for inclusion in our annual equity grant program at a grant level opportunity of $5,000,000;
■

the opportunity to participate in the Deferred Compensation Plan by deferring up to 50% of base salary and/or up to 100% of annual variable compensation, with a match of 50% of deferred amounts to be made by the Company, up to a maximum of $200,000 per year; and

■	automatic one-year renewals unless 180 days’ prior notice of non-renewal is given to the other party following the initial term.

In addition, we will make additional payments to Baur’s deferred compensation account to cover the cost of future premiums for “access only” continuation coverage under our medical and dental plan following termination of employment assuming Baur is enrolled in Medicare Parts A, B and D, obtains a Medicare supplemental policy until age 80, and pays the full cost for such coverage.

Under Baur’s employment agreement, variable cash incentive opportunities will continue to be based upon the performance and attainment of performance goals to be established annually by the Compensation Committee, subject to maximum amounts that may be earned. Baur’s annual equity award opportunity is subject to the Compensation Committee’s discretion and the terms of our equity plan and related equity award agreements.

Baur’s employment agreement also provides for severance payments to Baur upon certain events, as further described in the “Severance Plan” section below.

On November 16, 2020, we entered into an employment letter with Stephen Jones in connection with his appointment as our Senior Executive Vice President and Chief Financial Officer, effective December 14, 2020. Under the employment letter, Jones is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. He also receives other benefits, including relocation benefits, change-in-control payments as a participant in the Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On February 9, 2023, we entered into an employment letter with Shana Smith in connection with her appointment as our Senior Executive Vice President and Chief Legal Officer, effective February 21, 2023. Under the employment letter, Smith is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. She receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On May 6, 2021, we entered into an employment letter with Rachel Hayden in connection with her appointment as our Senior Executive Vice President and Chief Information Officer, effective June 7, 2021. Under the employment letter, Hayden is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. She receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

On June 29, 2022, we entered into an employment letter with Alexandre Conde in connection with his appointment as our Senior Executive Vice President and Chief People Officer, effective August 1, 2022. Under the employment letter, Conde is paid an annual base salary and eligible to participate in the variable cash compensation incentive program. He receives other benefits, including relocation benefits, change-in-control payments as a participant in a Severance Plan described below, and is eligible for participation in our other long-term incentive programs and the Deferred Compensation Plan.

See the “Employment Arrangements and Potential Payments upon Certain Events” section for more information on Baur’s, Jones’, Smith’s, Hayden’s and Conde’s employment arrangements that were in effect during fiscal 2025.

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Compensation Discussion and Analysis

Severance Plan

We have established a severance plan to provide severance and other benefits to certain executives selected by the Compensation Committee to participate in the severance plan. The Company’s severance plan is uniform for the current executives selected by the Compensation Committee to participate at their respective levels. We refer to the Company severance plan as the “Severance Plan.”

The employment arrangements with our NEOs and the Severance Plan provide that, if the employment of any participant in the Severance Plan is terminated by the Company without cause, or if the executive resigns for good reason, we will be required to pay or provide the executive’s base salary earned through the date of termination. In addition, we will also be required to pay to the executive in such instances any other amounts or benefits the executive is eligible to receive under any Company plan, program, policy, practice, contract or agreement in accordance with their terms. In such instances, we will also be required to provide severance benefits to the executive, subject to the executive’s execution of a release, consisting of compensation equal to the average annual base salary and variable compensation earned by the executive, including any amounts earned but deferred, in the last three fiscal years completed prior to the termination (the “Average Compensation Amount”), multiplied by a severance multiple, less withholdings. In the case of Mike Baur, the severance multiple is equal to 2.5, in the case of Jones, Smith, Hayden and Conde, the severance multiple is 1.5, and in the case of any other executive participating in the Severance Plan, the severance multiple will be set forth in a participation agreement between the Company and such executive (a “Participation Agreement”), but such multiple may not exceed 2.5. In the event the termination occurs within 12 months after or prior to and in contemplation of certain change in control events, Baur would receive three times his Average Compensation Amount, Jones, Smith, Hayden and Conde each would receive two times their respective Average Compensation Amount and, in the case of any other executive participating in the Severance Plan, such executive would receive their Average Compensation Amount multiplied by their change in control multiple, as set forth in a Participation Agreement. In addition, in the event that the executive’s employment is terminated by us without cause, or if the executive resigns for good reason, the executive would be entitled to receive a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that otherwise would be payable to the executive based on actual performance. For a period of up to twenty-four months following the date of such a termination, the executives (other than Baur) shall be entitled to participate in our medical and dental plans, with the executive paying the full premium charged for such coverage subject to the terms of the employment agreement, the employment letter, and/or the Severance Plan, as applicable.

If the executive’s employment is terminated for cause or if the executive voluntarily terminates their employment during the term of the agreement, other than for good reason, we will only be obligated to provide any accrued amounts payable on the executive’s annual base salary or any other amounts not previously paid, but earned, by the executive through the date of termination, and benefits under other plans in accordance with their terms. If the executive dies, becomes disabled, or retires during the term of the employment agreement, the employment letter, and/or the Severance Plan, as applicable, we will only be obligated to provide any accrued amounts payable on the executive’s annual base salary or any other amounts not previously paid, but earned, by the executive as of the date of termination, a bonus equal to the pro-rata portion of the then current fiscal year annual variable compensation that would otherwise be payable to the executive based on actual performance, and benefits under other plans in accordance with their terms.

If we do not renew the employment agreement, or we enter into a new employment agreement with the same or similar terms after the end of the employment period, and Baur remains an employee of the Company in any capacity, Baur’s employment will be on an at-will basis, and Baur generally will be eligible to receive the same severance benefits set forth in the employment agreement.

In addition, each employment agreement, employment letter, and/or Severance Plan, as applicable, requires the executive not to, during the term of their employment and for a period of two years following the termination of such executive’s employment: (a) compete with the Company; (b) solicit certain customers or suppliers and certain prospective customers or suppliers of the Company; or (c) solicit employees to leave the Company. Each of the employment agreement, the employment letter, and/or the Severance Plan, as applicable, also requires the executive not to use or disclose our confidential information or trade secrets during the term of their employment and for a period of five years thereafter or for so long as the trade secrets remain protected. In addition, the Company and each executive agree not to disparage each other during the term of employment or for a period of five years thereafter. If an

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Compensation Discussion and Analysis

executive breaches or threatens to breach such restrictions on conduct, we may immediately cease any severance benefits or refuse such payment and shall be entitled to recover from any such executive any amounts previously paid as a severance benefit.

Post-Termination Restrictions and Compensation

The Compensation Committee believes that our NEOs should be provided with reasonable severance benefits in the event a NEO is terminated under certain circumstances. Severance benefits for NEOs reflect the fact that the NEO may not be able to find reasonably comparable employment within a reasonable period of time following termination. In addition, the Compensation Committee believes that certain post-termination benefits such as change in control payments will allow the NEOs to focus their time on potential transactions that may be beneficial to the Company, rather than have concern for their own employment prospects following a change in control. Severance benefits are provided under our employment agreements, employment letters and/or the Severance Plan, as applicable.

Non-Compete and Non-Solicitation Agreements

Our NEOs are obligated pursuant to their employment agreements, employment letters, and/or the Severance Plan, as applicable, not to compete with the Company for a period of two years following their termination of employment with the Company. These agreements also restrict the NEOs’ disclosure and use of confidential information to which they were exposed during their employment. In addition, the agreements provide for restrictions on the solicitation of suppliers, customers and employees of the Company for a period of twenty-four months following termination of employment.

Severance and Change in Control Benefits

In the event of a termination of employment by the Company other than for cause, death, disability, retirement, the expiration of the employment agreement (in the case of Mike Baur), or by a NEO for good reason, the NEO will be entitled to a severance payment, provided that the NEO is in, and remains in, compliance with the non-competition, confidentiality, non-solicitation and related covenants provided in their employment agreement or the Severance Plan. The amount of a severance payment varies based upon the NEO’s historic compensation amounts, up to two and a half times the CEO’s and one and one-half times the other NEO’s average annual base salary and variable compensation over the last three fiscal years prior to a termination. These potential payments are discussed in more detail under the caption “Employment Arrangements and Potential Payments Upon Certain Events” below.

Our NEOs’ employment agreements, employment letters, and/or the Severance Plan, as applicable, provide for severance in the event of certain termination in connection with a change of control. Such severance payments will be made only if a “double trigger” is met. That is, both a change in control and a termination of employment are required. This is discussed in more detail under the caption “Employment Arrangements and Potential Payments Upon Certain Events” below. The Compensation Committee believes this benefit is required to offer competitive benefits to attract and retain highly qualified executives.

Additional Compensation Matters

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards. During fiscal 2025, the Board reviewed the 2024 Omnibus Incentive Plan, and all financial targets associated with performance-based compensation, and in addition, the Compensation Committee reviewed our compensation policies and practices for all employees, including our NEOs, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	43

Compensation Discussion and Analysis

Based on this review, the Compensation Committee believes that our compensation programs encourage behaviors that support sustainable value creation without encouraging excessive risk. The following features of our executive incentive compensation program illustrate this point:

■

Our compensation program design provides a balanced mix of cash and equity and annual and long-term incentives that are designed to encourage strategies and actions that are in the Company’s and our shareholders’ long-term best interests. Equity awards such as service and performance-based restricted stock awards and restricted stock units reinforce our long-term performance perspective.

■	Our performance goals and objectives generally reflect a mix of corporate and other performance measures designed to promote progress towards both our annual and longer-term goals.
■

A significant component of each of our NEOs’ total direct compensation consists of long-term, equity-based incentive awards that are designed to encourage these NEOs to focus on sustained stock price appreciation.

■

Equity awards typically have vesting schedules of three or four years and, in some cases, have performance-based vesting components as well; thus, NEOs typically will always have unvested awards that could decrease significantly in value if our business is not well-managed for the long term.

■	Equity incentive awards are granted periodically, typically annually, during open window periods and under an established equity grant program.
■

The Compensation Committee believes that our overall compensation of our NEOs is at reasonable and sustainable levels, as determined by a review of historical analysis and a review of our economic positions and prospects, as well as the compensation offered by comparable companies.

■	The Compensation Committee retains discretion to reduce compensation based on corporate and individual performance and other factors.
■	Equity awards are subject to annual limitations on the number of shares that may be awarded during any year. The typical Company compensation structure has a threshold and maximum for cash bonuses.
■

The target levels under our annual cash bonus program are designed to be set at a level where achieving the target incentive compensation levels is not guaranteed and the achievement of such levels is rewarding to both the NEO and the shareholders.

■	NEO base salaries are consistent with the NEOs’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.
■	Our internal reporting system ensures a consistent and ongoing assessment of financial results used to determine payouts.
■

Our stock ownership policy sets out a minimum level of Company share ownership for our CEO so that he has personal wealth tied to the long-term success of Company and is therefore aligned with shareholders and imposes an equity retention requirement to facilitate attaining such levels of ownership.

■

We maintain a “compensation recovery policy,” which requires the reimbursement to the Company of any incentive compensation to executive and certain other officers, the payment of which was predicated upon the achievement of financial results that were subsequently the subject of a restatement, or otherwise is required under applicable laws, rules, and regulations.

■	NEOs must obtain permission from the Legal Department before the purchase or sale of any shares, even during an open trading period.

Based on a combination of the above, we believe that (i) our NEOs and other employees are encouraged to manage the Company in a prudent manner because our compensation programs are aligned with our business strategy and risk profile, and (ii) our incentive programs are not designed to encourage our NEOs or other employees to take excessive risks or risks that are inconsistent with the Company’s and shareholders’ best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to have a material adverse effect on the Company.

Impact of Accounting and Tax Treatment of Compensation

ACCOUNTING FOR STOCK-BASED COMPENSATION

Under FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expenses on an ongoing basis according to FASB ASC Topic 718. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

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Compensation Discussion and Analysis

CODE SECTION 162(M)

Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our NEOs. For years beginning prior to January 1, 2018, the $1 million limitation did not apply to qualified performance-based compensation that satisfied certain requirements, including, among others, approval of the material terms of the plan by our shareholders. Effective for the years beginning on or after January 1, 2018, there is no exception for qualified performance-based compensation from the Section 162(m) limitation, although a transition rule applies in some circumstances for outstanding awards. We consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs. We intend to design our executive compensation arrangements to be consistent with the interests of our shareholders. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. Some amounts paid under our compensation programs may not be deductible as the result of Section 162(m).

CODE SECTION 409A

Section 409A of the Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

CODE SECTION 280G

Section 280G of the Code (“Section 280G”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long- term incentive plans including stock options, restricted stock and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

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Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report and in this Proxy Statement.

Submitted by the Compensation Committee:

Elizabeth Temple, Chair

Peter Browning

Frank Emory

Charles Mathis

Vernon Nagel

Dorothy Ramoneda

Jeffrey Rodek

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

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Summary Compensation Table

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes compensation paid to or accrued on behalf of the NEOs for services rendered during the last three fiscal years:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael L. Baur	2025	950,000	320,938	5,118,784	—	1,724,250	117,147	8,231,119
Chair and Chief	2024	901,000	270,300	3,858,000	—	540,600	305,899	5,875,799
Executive Officer	2023	875,000	—	3,229,036	—	1,246,875	306,573	5,657,484
Stephen T. Jones	2025	559,000	117,372	1,431,205		676,390	72,197	2,856,164
Senior Executive Vice	2024	494,400	98,880	1,271,614	—	197,760	76,688	2,139,341
President, Chief Financial Officer	2023	480,000	—	1,192,277	—	456,000	82,285	2,210,561
Shana C. Smith	2025	495,000	19,800	819,019		449,213	40,323	1,823,355
Senior Executive Vice President,	2024	420,000	63,000	432,099	—	126,000	36,307	1,077,407
Chief Legal Officer	2023	136,923	—	375,023	—	100,726	103,621	716,293
Rachel A. Hayden	2025	406,000	53,062	457,617		368,445	50,159	1,335,282
Senior Executive Vice President,	2024	371,830	44,620	382,550	—	89,239	44,865	933,104
Chief Information Officer	2023	361,000	—	358,671	—	206,150	48,830	974,651
Alexandre M. Conde(5)	2025	436,000	—	557,954	—	317,020	23,113	1,334,087
Senior Executive Vice President,	2024	386,250	46,350	496,726	—	92,700	154,413	1,176,439
Chief People Officer

(1)	For fiscal 2025, reflects amounts paid pursuant to the Cyber Insurance Program. For fiscal 2024, reflects an additional amount paid pursuant to the MIP.
(2)

Reflects all time-based and performance-based restricted stock units granted during fiscal 2025 at the grant date fair value. The values in the column assume that the performance was achieved at target for purposes of valuing the performance-based restricted stock units. Assuming the maximum level of performance will be achieved instead of target for the fiscal 2025 awards, the grant date fair value of the performance-based restricted stock units is $5,237,604 for Baur; $1,464,412 for Jones; $838,076 for Smith; $468,286 for Hayden; and $570,954 for Conde. The amounts shown in the table are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of all time-based and performance-based restricted stock units and one half of the performance-based restricted stock units was calculated using the Company’s closing stock price on the date of grant. The grant date fair value for the remaining one half of the performance-based restricted stock units was determined using Company stock price determined using a Monte Carlo simulation model. For a discussion of the assumptions made in such valuation, see Note 11 to our audited consolidated financial statements for fiscal 2025, included in the Annual Report.

(3)

Reflects the value of cash incentives earned pursuant to our annual incentive plan. For fiscal 2025, the cash incentives were awarded in August 2025. For fiscal 2024, the cash incentives under that program were awarded in August 2024. For fiscal 2023, the cash incentives under that program were awarded in August 2023. See the discussion in the “Compensation Discussion and Analysis” section herein.

(4)	See the “All Other Compensation” table below for additional information.
(5)	Conde became an NEO in fiscal 2024, so fiscal 2023 values are not reported.

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All Other Compensation Table

All Other Compensation Table

The following supplemental table summarizes all other compensation paid to our NEOs for fiscal 2023 – 2025. The amounts are included in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Fiscal Year	Perquisites ($)(1)	Company Contributions to Nonqualified Deferred Compensation Plan ($)(2)	Company Paid Disability Benefit ($)(3)	Company Contributions to Deferred Contribution Plans (401(k)) ($)	Other ($)(4)	Total ($)
Michael L. Baur	2025	9,666	—	73,911	10,500	23,070	117,147
	2024	6,073	200,000	66,406	10,350	23,070	305,899
	2023	7,197	200,000	66,406	9,900	23,070	306,573
Stephen T. Jones	2025	3,250	25,911	24,386	9,734	8,916	72,197
	2024	3,000	42,768	14,496	7,508	8,916	76,688
	2023	2,500	50,724	11,632	7,733	9,696	82,285
Shana C. Smith	2025	3,000	—	17,448	11,475	8,400	40,323
	2024	6,000	—	13,575	12,092	4,640	36,307
	2023	—	—	—	3,231	100,390	103,621
Rachel A. Hayden	2025	2,300	21,210	11,124	9,597	5,928	50,159
	2024	2,400	20,807	8,244	7,486	5,928	44,865
	2023	—	29,911	5,719	6,492	6,708	48,830
Alexandre M. Conde	2025	3,000	9,810	—	10,303	—	23,113
	2024	3,000	—	—	6,800	144,613	154,413

(1)

Represents physical examination costs. For Jones, also includes physical examination costs for his spouse of $3,000 in fiscal 2024 and $1,000 in fiscal 2023. For Smith, also includes physical examination costs for her spouse of $3,000 in fiscal 2024. For Hayden, also includes physical examination costs for her spouse of $2,300 in fiscal 2025.

(2)

The deferred compensation benefit is provided in connection with the individual’s employment agreement, which is discussed below under “Employment Arrangements and Potential Payments upon Certain Events.”

(3)	Includes supplemental long-term disability benefits for NEOs who have elected such benefits.
(4)

Represents life insurance benefits for each of our NEOs other than Conde. For Conde, includes the relocation and related tax gross up benefits of $144,613 for fiscal 2024. For Smith, the amount also includes relocation benefits of $100,000 in fiscal 2023.

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Grants of Plan Based Awards Table

Grants of Plan Based Awards Table

The following table summarizes awards granted to each of the NEOs during fiscal 2025 under the 2021 Omnibus Incentive Compensation Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael L. Baur	8/14/2024	498,750	1,425,000	2,493,750	—	—	—	—	—
	8/30/2024	—	—	—	—	—	—	49,077	2,499,982
	8/30/2024	—	—	—	12,270	24,539	49,078	24,539	1,368,785
	8/30/2024	—	—	—	12,270	24,539	49,078	24,539	1,250,017

Stephen T. Jones	8/14/2024	195,650	559,000	978,250	—	—	—	—	—
	8/30/2024	—	—	—	—	—	—	13,722	698,999
	8/30/2024	—	—	—	3,431	6,861	13,722	6,861	382,707
	8/30/2024	—	—	—	3,431	6,861	13,722	6,861	349,499

Shana C. Smith	8/14/2024	129,938	371,250	649,688	—	—	—	—	—
	8/30/2024	—	—	—	—	—	—	7,852	399,981
	8/30/2024	—	—	—	1,964	3,927	7,854	3,927	219,048
	8/30/2024	—	—	—	1,963	3,926	7,852	3,926	199,990

Rachel A. Hayden	8/14/2024	106,575	304,500	532,875	—	—	—	—	—
	8/30/2024	—	—	—	—	—	—	4,387	223,474
	8/30/2024	—	—	—	1,097	2,194	4,388	2,194	122,381
	8/30/2024	—	—	—	1,097	2,194	4,388	2,194	111,762

Alexandre M. Conde	8/14/2024	91,700	262,000	458,500	—	—	—	—	—
	8/30/2024	—	—	—	—	—	—	5,349	272,478
	8/30/2024	—	—	—	1,338	2,675	5,350	2,675	149,212
	8/30/2024	—	—	—	1,338	2,675	5,350	2,675	136,265

(1)

The amounts shown represent the number of shares of our common stock that could be earned with respect to the performance-based restricted stock units granted in fiscal 2025. The number of performance-based restricted stock units that will become earned and vest, and the resulting number of shares of our common stock to be issued, will be determined as soon as administratively practicable after completion of the three-year performance period ending June 30, 2027, and the number of shares can range from 0% to a maximum of 200% of the target number. The performance-based restricted stock units are described in further detail under “Compensation Discussion and Analysis — Named Executive Officer Compensation in Fiscal 2025 — Long-Term Equity Incentives,” above.

(2)

The grant date fair values of the restricted stock units and a portion of the performance units are based on the closing prices of our common stock on Nasdaq on August 30, 2024. The grant date fair values of the remaining performance units are based on a Monte Carlo simulation model. These equity awards were part of an equity grant granted on August 30, 2024 and the performance metrics for the performance-based portion of these awards were set at that time. These performance-and service-based equity awards were computed in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis — Named Executive Officer Compensation in Fiscal 2025 — Long-Term Equity Incentives,” above.

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Outstanding Equity Awards at Fiscal Year End Table

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes outstanding equity awards held by each of the NEOs as of June 30, 2025:

Name		Option Awards				Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Michael L. Baur	12/4/2015	125,000	—	38.19	12/4/2025

	12/2/2016	77,339	—	37.00	12/2/2026

	12/8/2017	53,079	—	34.35	12/8/2027

	11/19/2020	33,899	—	24.68	11/19/2030

	11/24/2020	119,021	—	27.14	11/24/2030

						8/27/2021	7,802	326,202	—	—

						8/26/2022	28,350	1,185,314	—	—

						8/26/2022	—	—	25,515	1,066,782

						8/25/2023	44,615	1,865,353	—	—

						8/25/2023	—	—	59,487	2,487,151

						8/30/2024	49,077	2,051,909	—	—

						8/30/2024	—	—	49,078	2,051,951

Stephen T. Jones						8/27/2021	2,774	115,981	—	—

						8/26/2022	10,468	437,667	—	—

						8/26/2022	—	—	9,421	393,892

						8/25/2023	14,706	614,858	—	—

						8/25/2023	—	—	19,607	819,769

						8/30/2024	13,722	573,717	—	—

						8/30/2024	—	—	13,722	573,717

Shana C. Smith						6/1/2023	6,534	273,187	—	—

						8/25/2023	4,997	208,925	—	—

						8/25/2023	—	—	6,663	278,580

						8/30/2024	7,852	328,292	—	—

						8/30/2024	—	—	7,853	328,334

Rachel A. Hayden						8/27/2021	1,214	50,757	—	—

						8/26/2022	3,149	131,660	—	—

						8/26/2022	—	—	2,834	118,490

						8/25/2023	4,424	184,967	—	—

						8/25/2023	—	—	5,899	246,637

						8/30/2024	4,387	183,420	—	—

						8/30/2024	—	—	4,388	183,462

Alexandre M. Conde						8/27/2021	2,081	87,007	—	—

						8/26/2022	5,234	218,834	—	—

						8/25/2023	5,745	240,198	—	—

						8/25/2023	—	—	7,659	320,223

						8/30/2024	5,349	223,642	—	—

						8/30/2024	—	—	5,350	223,684

(1)	Restricted stock units granted on or after July 1, 2021 vest ratably over four years beginning on the grant date.
(2)

The market values of the restricted stock unit awards that have not vested are calculated by multiplying the number of shares underlying the restricted stock unit awards shown in the table by $41.81, the closing price of our common stock on the Nasdaq Global Select Market June 30, 2025, the last trading day of the fiscal year.

(3)

Performance-based restricted stock units vest on achieving performance goals. The number of shares disclosed as not yet vested and the market value is based on (i) actual results for awards granted in fiscal 2023; (ii) achieving at the target performance level for the Normalized EPS PSUs granted in fiscal 2025 and fiscal 2024; and (iii) achieving at the target performance levels for the Adjusted ROIC PSUs granted in fiscal 2025 and fiscal 2024.

50	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Option Exercises and Stock Vested Table

Option Exercises and Stock Vested Table

The following table summarizes the exercise of options and the vesting of stock awards by each of our NEOs during the fiscal year ended June 30, 2025:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael L. Baur	264,093	2,728,024	88,451	4,270,303

Stephen T. Jones	—	—	31,258	1,508,867

Shana C. Smith	—	—	4,932	213,823

Rachel A. Hayden	—	—	14,279	674,740

Alexandre M. Conde	—	—	6,611	321,779

(1)

The value realized on vesting is based on the number of shares of our common stock underlying the restricted stock units that vested multiplied by the closing market price of our common stock on the vesting date, and does not represent the actual amounts received by our NEOs as a result of the restricted stock unit vesting.

Nonqualified Deferred Compensation Table

The following table contains information concerning benefits earned by each of the NEOs under nonqualified deferred compensation plans during the fiscal year ended June 30, 2025:

Name	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(3)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)

Michael L. Baur	—	—	1,569,391	24,940	16,131,872

Stephen T. Jones	97,290	25,911	103,258	—	1,740,491

Shana C. Smith	—	—	—	—	—

Rachel A. Hayden	70,699	21,210	60,160	—	466,638

Alexandre M. Conde	32,700	9,810	474	—	42,984

(1)

Amounts represent voluntary deferrals of salary, bonus or a combination of both salary and bonus under the Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal 2025 income in the “Salary” column of the Summary Compensation Table.

(2)	Amounts reflect voluntary deferrals under the Deferred Compensation Plan associated with plan awards for fiscal 2025 but paid in fiscal 2026.
(3)

Amounts represent our matching contributions under the Deferred Compensation Plan. These amounts are reported as fiscal 2025 income in the “All Other Compensation” column of the Summary Compensation Table.

(4)

Reflects cash flows for the fiscal year ended June 30, 2025. No amounts of Aggregate Earnings from the table above have been reported in the current fiscal year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.

The Deferred Compensation Plan permits our NEOs to elect to defer a portion of their base salary and incentive bonus, and to receive matching contributions from the Company on a portion of the deferred amounts. Mike Baur may defer up to 50% of his base compensation and 100% of his bonus, and we will provide a matching contribution of 50% of the amount deferred up to a calendar year limit of $200,000 in matching contributions. Each of Jones, Smith, Hayden and Conde may defer up to 50% of their base salary and 100% of their bonus, and we will provide a matching contribution of 30% on the first 15% of compensation deferred.

Deferred amounts are credited to each participant’s account, which are invested in one or more investment alternatives chosen by each participant from a range of mutual fund offerings and other investments available under the plan. Each participant’s account is adjusted to reflect the investment performance of the selected investments. Benefits under the plan are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement, death or other termination of employment, or upon a change in control of the Company, as elected in advance by the participant. A participant may also elect to receive some or all of the deferred amounts and related earnings pursuant to an in-service distribution, subject to a minimum five-year deferral.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	51

Employment Arrangements and Potential Payments Upon Certain Events

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

We have entered into an employment agreement with Mike Baur that was effective July 1, 2017 and employment letters with Stephen Jones, Shana Smith, Rachel Hayden and Alexandre Conde effective December 14, 2020, February 21, 2023, June 7, 2021, and June 29, 2022, respectively. Baur, Jones, Smith, Hayden and Conde also participate in the Severance Plan. Notwithstanding these employment arrangements, each of Baur, Jones, Smith, Hayden and Conde has the right to voluntarily terminate their employment at any time. These employment arrangements set forth the general terms and conditions of the employment and provide for certain severance benefits upon the occurrence of certain events, which are stated as column headings in the tables below.

The material elements of compensation of each NEO as contained in their employment arrangements are described in the “Compensation Discussion and Analysis” section herein. The following sets forth in tabular format the incremental compensation that would be payable to such NEO in the event of their termination of employment under various scenarios, which we refer to as termination events. In accordance with the SEC rules, the following discussion assumes:

■	That the termination event in question occurred on June 30, 2025, the last day of fiscal 2025; and
■	With respect to calculations based on our stock price, the reported closing price of our common stock on June 30, 2025, $41.81, was used.

The tables contained in this section do not include payments made to a NEO with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our NEOs and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a termination event can only be determined at the time of such NEO’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and our stock price at such time.

52	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Michael L. Baur

GENERAL

Pursuant to the terms of Mike Baur’s employment agreement, he was entitled to receive an annual base salary of $950,000 in fiscal 2025. Under his agreement, Baur is eligible to receive annual incentive cash and equity awards under our equity plans as described in the “Compensation Discussion and Analysis” section herein. Subject to the provisions of his employment agreement, Baur is obligated to comply with certain provisions relating to confidentiality for five years post termination, and non-competition and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Baur is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Involuntary Termination not in connection with a Change in Control ($)(1)	Involuntary Termination in connection with a Change in Control ($)(1)	Termination Due to Death ($)	Termination Due to Retirement ($)(2)	Termination Due to Disability ($)	Voluntary Termination not in connection with a Change in Control ($)

Severance	5,624,479	6,749,375	—	—	—	—

Pro Rata Variable Compensation(3)	1,425,000	1,425,000	1,425,000	1,425,000	1,425,000	1,425,000

Equity Acceleration(4)	—	5,428,778	5,211,521	5,211,521	5,428,778	—

Performance-Based Equity Acceleration(5)	—	6,208,467	5,833,491	5,833,491	6,208,467	—

Medical Coverage(6)	395,557	395,557	395,557	395,557	395,557	—

Deferred Compensation	—	—	—	—	—	—

Disability(7)	—	—	—	—	190,000	—

Total	7,445,036	20,207,177	12,865,569	12,865,569	13,647,802	1,425,000

(1)

An “involuntary termination” means a termination without Cause or a resignation for Good Reason and other than due to death or Disability. An involuntary termination that occurs twelve months prior to, or 12 months following, a Change in Control and is otherwise in contemplation of a Change in Control (as determined by the Board) is considered occurring in connection with such Change in Control for purposes of the severance benefits listed above. Capitalized terms are as defined in Baur’s Amended and Restated Employment Agreement, effective as of July 1, 2017

(2)

“Retirement” means a termination of service (other than for cause) on or after attaining a minimum age of 55 and completing 10 or more years of service with the Company and its affiliates. Baur is retirement eligible since he has attained the minimum age and met the years of service.

(3)

Baur’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Baur had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Baur’s fiscal 2025 annual variable compensation as of June 30, 2025.

(4)

Reflects the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(5)

Reflects the fair market value as of June 30, 2025, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(6)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.
(7)

Baur’s employment agreement provides that if his employment is terminated by reason of disability, he will continue to receive his salary during the period under which he continues to receive benefits under our short-term disability policy (assumed to be six months for purposes of this disclosure), less any benefits received under our short-term disability policy.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	53

Employment Arrangements and Potential Payments Upon Certain Events

Stephen T. Jones

GENERAL

Stephen Jones serves as our Senior Executive Vice President and Chief Financial Officer. At June 30, 2025, Jones received an annual base salary of $559,000. Jones is eligible to receive both annual incentive cash compensation and equity awards under the 2024 Omnibus Incentive Plan. Subject to the provisions of his employment arrangements, Jones is obligated to comply with certain provisions relating to confidentiality for five years post termination, and non-competition and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Jones is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Involuntary Termination not in connection with a Change in Control ($)(1)	Involuntary Termination in connection with a Change in Control ($)(1)	Termination Due to Death ($)	Termination Due to Retirement ($)(2)	Termination Due to Disability ($)	Voluntary Termination not in connection with a Change in Control ($)

Severance	1,521,400	2,028,533	—	—	—	—

Pro Rata Variable Compensation(3)	559,000	559,000	559,000	—	559,000	559,000

Equity Acceleration(4)	—	1,742,223	1,742,223	—	1,742,223	—

Performance-Based Equity Acceleration(5)	—	2,006,282	2,006,282	—	2,006,282	—

Medical Coverage(6)	47,251	47,251	47,251	—	47,251	—

Deferred Compensation	125,454	125,454	125,454	—	125,454	—

Disability	—	—	—	—	—	—

Total	2,253,105	6,508,743	4,480,210	—	4,480,210	559,000

(1)

An “involuntary termination” means a termination without Cause or a resignation for Good Reason and other than due to death or Disability. An involuntary termination that occurs twelve months prior to, or 12 months following, a Change in Control and is otherwise in contemplation of a Change in Control (as determined by the Board) is considered occurring in connection with such Change in Control for purposes of the severance benefits listed above. Capitalized terms are as defined in the Executive Severance Plan, which Jones is a participant in.

(2)	“Retirement” means a termination of service (other than for cause) on or after attaining a minimum age of 55 and completing 10 or more years of service with the Company and its affiliates.
(3)

Jones’ employment arrangements provide for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Jones had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Jones’ fiscal 2025 annual variable compensation as of June 30, 2025.

(4)

Reflects the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

(5)

Reflects the fair market value as of June 30, 2025, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

(6)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

54	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Shana C. Smith

GENERAL

Shana Smith serves as our Senior Executive Vice President and Chief Legal Officer. At June 30, 2025, Smith’s annual base salary was set at $495,000. Smith is eligible to receive both annual incentive cash compensation and equity awards under the 2024 Omnibus Incentive Plan. Subject to the provisions of her employment arrangements, Smith is obligated to comply with certain provisions relating to confidentiality for five years post termination, and non-competition and non-solicitation of customers and employees (for two years post termination) if her employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Smith is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of her termination.

	Involuntary Termination not in connection with a Change in ($)(1)	Involuntary Termination in connection with a Change in Control ($)(1)	Termination Due to Death ($)	Termination Due to Retirement ($)(2)	Termination Due to Disability ($)	Voluntary Termination not in connection with a Change in Control ($)

Severance	1,143,125	1,524,167	—	—	—	—

Pro Rata Variable Compensation(3)	371,250	371,250	371,250	—	371,250	371,250

Equity Acceleration(4)	—	810,403	810,403	—	810,403	—

Performance-Based Equity Acceleration(5)	—	633,717	633,717	—	633,717	—

Medical Coverage	—	—	—	—	—	—

Deferred Compensation	—	—	—	—	—	—

Disability	—	—	—	—	—	—

Total	1,514,375	3,339,537	1,815,370	—	1,815,370	371,250

(1)

An “involuntary termination” means a termination without Cause or a resignation for Good Reason and other than due to death or Disability. An involuntary termination that occurs twelve months prior to, or 12 months following, a Change in Control and is otherwise in contemplation of a Change in Control (as determined by the Board) is considered occurring in connection with such Change in Control for purposes of the severance benefits listed above. Capitalized terms are as defined in the Executive Severance Plan, which Smith is a participant in.

(2)	“Retirement” means a termination of service (other than for cause) on or after attaining a minimum age of 55 and completing 10 or more years of service with the Company and its affiliates.
(3)

Smith’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Smith had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Smith’s fiscal 2024 annual variable compensation as of June 30, 2025.

(4)

Reflects the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

(5)

Reflects the fair market value as of June 30, 2025, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	55

Employment Arrangements and Potential Payments Upon Certain Events

Rachel A. Hayden

GENERAL

Rachel Hayden serves as our Senior Executive Vice President and Chief Information Officer. At June 30, 2025, Hayden’s annual base salary was set at $406,000. Hayden is eligible to receive both annual incentive cash compensation and equity awards under the 2024 Omnibus Incentive Plan. Subject to the provisions of her employment arrangements, Hayden is obligated to comply with certain provisions relating to confidentiality for five years post termination, and non-competition and non-solicitation of customers and employees (for two years post termination) if her employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Hayden is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of her termination.

	Involuntary Termination not in connection with a Change in Control ($)(1)	Involuntary Termination in connection with a Change in Control ($)(1)	Termination Due to Death ($)	Termination Due to Retirement ($)(2)	Termination Due to Disability ($)	Voluntary Termination not in connection with a Change in Control ($)

Severance	936,289	1,248,385	—	—	—	—

Pro Rata Variable Compensation(3)	304,500	304,500	304,500	—	304,500	304,500

Equity Acceleration(4)	—	550,805	550,805	—	550,805	—

Performance-Based Equity Acceleration(5)	—	615,529	615,529	—	615,529	—

Medical Coverage(6)	51,133	51,133	51,133	—	51,133	—

Deferred Compensation	83,979	83,979	83,979	—	83,979	—

Disability	—	—	—	—	—	—

Total	1,375,901	2,854,331	1,605,946	—	1,605,946	304,500

(1)

An “involuntary termination” means a termination without Cause or a resignation for Good Reason and other than due to death or Disability. An involuntary termination that occurs twelve months prior to, or 12 months following, a Change in Control and is otherwise in contemplation of a Change in Control (as determined by the Board) is considered occurring in connection with such Change in Control for purposes of the severance benefits listed above. Capitalized terms are as defined in the Executive Severance Plan, which Hayden is a participant in. .

(2)	“Retirement” means a termination of service (other than for cause) on or after attaining a minimum age of 55 and completing 10 or more years of service with the Company and its affiliates.
(3)

Hayden’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Hayden had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Hayden’s fiscal 2025 annual variable compensation as of June 30, 2025.

(4)

Reflects the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

(5)

Reflects the fair market value as of June 30, 2025, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control and termination by the Company without cause or by the grantee for good reason. Acceleration on retirement occurs upon attaining age 55 with 10 years of service.

(6)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

56	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Employment Arrangements and Potential Payments Upon Certain Events

Alexandre Conde

GENERAL

Alexandre Conde serves as our Senior Executive Vice President and Chief Information Officer. At June 30, 2025, Conde’s annual base salary was set at $436,000. Conde is eligible to receive both annual incentive cash compensation and equity awards under the 2024 Omnibus Incentive Plan. Subject to the provisions of his employment arrangements, Conde is obligated to comply with certain provisions relating to confidentiality for five years post termination, and non-competition and non-solicitation of customers and employees (for two years post termination) if his employment is terminated.

BENEFITS UPON THE OCCURRENCE OF CERTAIN TERMINATION EVENTS

In addition to the amounts listed below, Conde is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

	Involuntary Termination not in connection with a Change in Control ($)(1)	Involuntary Termination in connection with a Change in Control ($)(1)	Termination Due to Death ($)	Termination Due to Retirement ($)(2)	Termination Due to Disability ($)	Voluntary Termination not in connection with a Change in Control ($)

Severance	987,000	1,316,000	—	—	—	—

Pro Rata Variable Compensation(3)	262,000	262,000	262,000	262,000	262,000	262,000

Equity Acceleration(4)	—	769,680	769,680	769,680	769,680	—

Performance-Based Equity Acceleration(5)	—	549,236	549,236	549,236	549,236	—

Medical Coverage(6)	51,133	51,133	51,133	51,133	51,133

Deferred Compensation	—	—	—	—	—	—

Disability	—	—	—	—	—	—

Total	1,300,133	2,948,049	1,632,049	1,632,049	1,632,049	262,000

(1)

An “involuntary termination” means a termination without Cause or a resignation for Good Reason and other than due to death or Disability. An involuntary termination that occurs twelve months prior to, or 12 months following, a Change in Control and is otherwise in contemplation of a Change in Control (as determined by the Board) is considered occurring in connection with such Change in Control for purposes of the severance benefits listed above. Capitalized terms are as defined in the Executive Severance Plan, which Conde is a participant in.

(2)

“Retirement” means a termination of service (other than for cause) on or after attaining a minimum age of 55 and completing 10 or more years of service with the Company and its affiliates. Conde is retirement eligible since he has attained the minimum age and met the years of service.

(3)

Conde’s employment agreement provides for the payment of a pro rata portion of the current fiscal year annual variable compensation that would otherwise be payable if Conde had continued employment through the end of the current fiscal year, based on actual performance. Amounts shown reflect the earned and unpaid portion of Conde’s fiscal 2025 annual variable compensation as of June 30, 2025.

(4)

Reflects the fair market value of all unearned and unvested non-performance-based restricted stock awards and restricted stock units. Vesting accelerates in the event of a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(5)

Reflects the fair market value as of June 30, 2025, of the shares of all unearned and unvested performance based restricted stock awards, the vesting of which accelerates with a change in control, retirement and termination by the Company without cause or by the grantee for good reason.

(6)	Reflects the cost of providing continued health and welfare benefits to the NEO as provided in the NEO’s employment arrangements.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	57

Pay Ratio Disclosure

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are required to disclose the median annual total compensation of all the Company’s employees, the total compensation of our CEO and the ratio of those two amounts. The pay ratio set forth below is a reasonable estimate and has been calculated in a manner consistent with the SEC rules and based on the methodology described below. The SEC rules for identifying median employees allow companies to use a variety of methodologies. As a result, the pay ratio reported by others may not be comparable to our reported pay ratio. For the fiscal year ended June 30, 2025:

■	the total compensation for our median employee was $57,507;
■	the annual total compensation of our CEO was $8,231,119; and
■	based on the information above, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 143:1.

Employee population. As of June 30, 2025, the date we selected to identify our median employee, our employee population consisted of approximately 1,959 individuals, with 671 employees representing 34% of our total employee population, who are located outside the United States and 1,288 employees representing 66% of our total employee population, who are located in the United States. Our employee population data described above does not include (i) approximately 23 employees of Secure Path Networks, LLC dba Resourcive, which we acquired in August 2024 and (ii) approximately 72 employees of Advantix Solutions Group, Inc, which we acquired in August 2024.

Identification of Median. To identify the median of the annual total compensation of all our employees, we reviewed the total cash earnings of all employees for the twelve-month period ending on June 30, 2024 (the “reported compensation”). In making this calculation, we annualized the reported compensation of all our employees who were hired during the period. While we did not make any cost-of-living adjustments to the reported compensation in identifying the median employee, we did convert the reported compensation of our non-United States employees to United States dollars using the applicable conversion rate as of June 30, 2024. Using this methodology, we determined that our median employee was a full-time, salaried employee located in the United States.

POLICIES AND PRACTICES RELATED TO THE GRANTS OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NON-PUBLIC INFORMATION

Our compensation program has not included awards of stock options, SARs, or similar option-like instructions as a component of our long-term incentive plan since 2021. We recognize that a release of information in close proximity to the approval or grant of an equity award could create the appearance of an effort to time the recipient’s equity award to the recipient’s benefit, even if no such benefit was intended. We, however, do not purposely accelerate or delay the public relation of material information in consideration of a pending equity award.

We have a policy that applies to the grant of all equity awards, which requires management to advise the Compensation Committee and the Board whenever material non-public information is planned to be released to the public in close proximity to the approval or grant of an equity award and the Compensation Committee and the Board must consider that information in connection with their approval and the timing of the grant. We have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of any NEO or director compensation. All equity awards are made only during an open window for stock transactions under the Company’s insider trading compliance program as applicable to the participant, and all grants are automatically delayed if they are not made on a date occurring during an open window.

58	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Pay Versus Performance

PAY VERSUS PERFORMANCE
This section provides disclosure about the relationship between executive “compensation actually paid” (“CAP”) to our CEO and non-CEO
NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation
S-K
under the Exchange Act (the “Pay Versus Performance Rules”). For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Mike Baur ($)	Compensation Actually Paid to CEO ($) (1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (1)(2)(3)	ScanSource, Inc. Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income (in millions) ($)	Adjusted EBITDA ($) (5)

2025	8,231,119	6,741,272	1,837,222	1,571,321	174	187	71.5	144.7

2024	5,875,799	7,744,764	1,838,760	1,211,679	184	163	77.1	140.7

2023	5,657,484	5,155,039	1,839,235	1,709,711	123	159	89.8	179.9

2022	5,647,684	7,297,747	2,050,989	2,464,805	129	130	88.8	166.7

2021	6,637,813	7,618,769	1,433,835	1,572,107	117	168	10.8	117.9

(1)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

Chief Executive Officer
	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation from Summary Compensation Table	8,231,119	5,875,799	5,657,484	5,647,684	6,637,813

Adjustments for Pension	—	—	—	—	—

Adjustment for Summary Compensation Table Pension	0	0	0	0	0

Amount added for current year service cost	0	0	0	0	0

Amount added for prior service cost impacting current year	0	0	0	0	0

Total Adjustments for Pension	0	0	0	0	0

Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	5,118,784	(3,858,000)	(3,229,036)	(2,331,320)	(3,690,662)

Year-end fair value of unvested awards granted in the current year	4,111,235	4,633,040	3,093,126	2,751,537	4,490,976

Year-over-year difference of year-end fair values for unvested awards granted in prior years	(833,381)	1,038,850	(386,870)	614,269	123,216

Fair values at vest date for awards granted and vested in current year	0	0	0	0	0

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	351,084	55,075	20,335	615,578	57,426

Forfeitures during current year equal to prior year-end fair value	0	0	0	0	0

Dividends or dividend equivalents not otherwise included in the total compensation	0	0	0	0	0

Total Adjustments for Equity Awards	(1,489,847)	1,868,965	(502,445)	1,650,063	980,956

Compensation Actually Paid (as calculated)	6,741,272	7,744,764	5,155,039	7,297,747	7,618,769

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	59

Pay Versus Performance

Average Non-CEO Named Executive Officers
	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Total Compensation from Summary Compensation Table	1,837,222	1,838,760	1,839,235	2,050,989	1,433,835

Adjustments for Pension	—	—	—	—	—

Adjustment for Summary Compensation Table Pension	0	0	0	0	0

Amount added for current year service cost	0	0	0	0	0

Amount added for prior service cost impacting current year	0	0	0	0	0

Total Adjustments for Pension	0	0	0	0	0

Adjustments for Equity Awards

Adjustment for grant date values in the Summary Compensation Table	(816,449)	(902,401)	(947,223)	(824,430)	(633,904)

Year-end fair value of unvested awards granted in the current year	655,741	620,364	914,109	986,537	741,513

Year-over-year difference of year-end fair values for unvested awards granted in prior years	(152,714)	175,851	(92,141)	113,848	30,003

Fair values at vest date for awards granted and vested in current year	0	0	0	19,557	0

Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	47,521	58,636	(4,269)	118,304	660

Forfeitures during current year equal to prior year-end fair value	0	(579,531)	0	0	0

Dividends or dividend equivalents not otherwise included in the total compensation	0	0	0	0	0

Total Adjustments for Equity Awards	(265,901)	(627,082)	(129,524)	413,816	138,272

Compensation Actually Paid (as calculated)	1,571,321	1,211,679	1,709,711	2,464,805	1,572,107

(2)	Equity valuations assumptions used to calculate Compensation Actually Paid were not materially different from grant date valuation assumptions.
(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2025: Stephen Jones, Shana Smith, Rachel Hayden, Alexandre Conde
2024: Stephen Jones, John Eldh (Former), Shana Smith, Rachel Hayden, Alexandre Conde
2023: Stephen Jones, John Eldh (Former), Shana Smith, Rachel Hayden
2022: Stephen Jones, John Eldh, Rachel Hayden, Matthew Dean (Former)
2021: Stephen Jones, John Eldh, Rachel Hayden, Matthew Dean, Gerald Lyons (Former)

(4)
Total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 on June 30, 2021. The selected peer group is the S&P 600 Technology Hardware & Equipment (Industry Group) Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC Regulation
S-K
in the Annual Report.

(5)
We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link CAP to our NEOs to Company performance for fiscal 2025. “Adjusted EBITDA” starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization or intangible assets, changes in fair value of contingent consideration, non-cash
shared-based compensation expense and other
non-GAAP
adjustments. Please refer to page 30 in the Annual Report for a reconciliation of net income to Adjusted EBITDA.

Most Important Financial Performance Measures
In accordance with the Pay Versus Performance Rules, the following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link CAP to our NEOs for fiscal 2025 to Company performance:

Most Important Financial Performance Measures

Adjusted EBITDA

FCF Conversion 1

Return On Invested Capital

Earnings Per Share

1
“FCF Conversation” is determined by dividing free cash flow by non-GAAP
net income. For compensation purposes “free cash flow” means cash flow from operating activities less capital expenditures and
“non-GAAP
net income” starts with net income and excludes amortization of intangible assets related to acquisitions, acquisition and divestiture costs, restructuring costs, and other non-GAAP
adjustments. For more information on our
non-GAAP
measures used for compensation purposes and reconciliations to GAAP measures, see Appendix A.

60	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Pay Versus Performance

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the graphs below illustrate how CAP to our NEOs aligns with the Company’s financial performance as measured by our cumulative TSR, our TSR Peer Group’s cumulative TSR, our net income, and Adjusted EBITDA.

CEO and Average Non-CEO NEO CAP vs. SCSC and Peer TSR

CAP (In Thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
TSR-Value of Initial Fixed $100 Investment
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
SCSC TSR
Peer Group TSR

CEO and Average Non-CEO NEO CAP vs. Net Income
CAP (In Thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income (In Millions)
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
Net Income ($Mil.)

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	61

Pay Versus Performance

CEO and Average Non-CEO NEO CAP vs. Adjusted EBITDA
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP (In Thousands)
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
Adjusted EBITDA
2021
2022
2023
2024
2025
CEO CAP
Average Non-CEO NEO CAP
Adjusted EBITDA ($Mil.)

62	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2025, Peter Browning, Frank Emory, Charles Mathis, Vernon Nagel, Dorothy Ramoneda, Jeffrey Rodek and Elizabeth Temple served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal 2025, or at any time prior thereto, except for Mathis, who served as Chief Financial Officer of the Company from 2012 to 2016. Since the beginning of fiscal 2025, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During fiscal 2025, none of the Company’s executive officers served on the board of directors or the compensation committee (or other committee performing equivalent functions) of another entity whose executive officer(s) served on the Board or the Compensation Committee.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	63

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of June 30, 2025:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders

2024 Omnibus Incentive Compensation Plan	—		—		2,241,354

2021 Omnibus Incentive Compensation Plan	861,699	(1)	—		—

2013 Long-Term Incentive Plan	505,957	(2)	32.71	(3)	—

Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	1,367,656				2,241,354

(1)

Includes 598,059 outstanding time-based restricted stock units and 263,640 shares subject to outstanding performance-based restricted stock units. The number of performance-based restricted stock units reflects the achievement of the target for awards outstanding as of June 30, 2025. The actual number of shares issued under our performance-based restricted stock unit awards will range between 0% and 200% of the target amount based on our performance relative to the applicable performance goals as determined by the Compensation Committee following the end of the performance period.

(2)	Includes 70,294 outstanding time-based restricted stock units.
(3)	The weighted average exercise price reflects the strike price of 435,663 stock options.

64	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.scansource.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2025 and particularly with regard to the audited consolidated financial statements as of June 30, 2025 and June 30, 2024 and for the three fiscal years ended June 30, 2025.

The Audit Committee is comprised solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries at any time during the past three years or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the consolidated financial statements and reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the firm to serve as our independent registered public accounting firm for the coming year.

The Audit Committee has implemented procedures to ensure that during each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 4 times during fiscal 2025.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm the critical audit matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the Audit Committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved the independent registered public accounting firm’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2025 by the independent registered public accounting firm that were unrelated to its audit of the consolidated financial statements referred to above and to its reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining its independence.

Additionally, the Audit Committee discussed with the independent registered public accounting firm the overall scope and plan for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC.

Submitted by the Audit Committee:

Charles Mathis, Chair

Peter Browning

Frank Emory

Vernon Nagel

Dorothy Ramoneda

Jeffrey Rodek

Elizabeth Temple

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	65

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our common stock as of the close of business on October 3, 2025 by the following: (i) each of our NEOs; (ii) each of our directors and director nominees; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. Beneficial ownership includes any shares that the person has, or has the right to, acquire on December 2, 2025 through the exercise of stock options, the vesting or settlement of restricted stock units or performance units payable in shares, or upon the exercise of other rights. Beneficial ownership excludes stock options or other rights vesting after December 2, 2025 and any restricted stock units or performance units vesting or settling on or after December 2, 2025 that are payable, at the Company’s election, in cash or shares. Unless otherwise indicated in the footnotes below, each person listed in the table possesses sole voting and investment power with respect to the shares identified as beneficially owned by such person, subject to community property laws where applicable. The address for each of our directors and executive officers is c/o ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

Name	Number of Shares and Nature of Beneficial Ownership	Ownership Percentage(1) (%)

BlackRock, Inc.(2)	3,573,464	16.2

The Vanguard Group, Inc.(3)	2,969,463	13.5

Dimensional Fund Advisors LP(4)	1,934,258	8.8

Michael L. Baur(5)	416,613	1.9

Peter C. Browning	29,593	*

Alexandre M. Conde	49,665	*

Frank E. Emory	27,193	*

Rachel A. Hayden	1,944	*

Stephen T. Jones	45,383	*

Charles A. Mathis	18,793	*

Vernon J. Nagel	11,593	*

Dorothy F. Ramoneda	30,293	*

Jeffrey R. Rodek	29,993	*

Shana C. Smith	5,875	*

Elizabeth O. Temple	35,893	*

All current directors and executive officers as a group (12 persons)(6)	702,831	*

* Amount represents less than 1.00%.

(1)

Applicable percentage of ownership is based upon 22,067,128 shares of our common stock outstanding as of the close of business on October 3, 2025. Beneficial ownership is determined in accordance with the SEC rules and includes voting and investment power with respect to shares shown as beneficially owned. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)

The information reported is based on a Schedule 13G/A filed with the SEC on April 29, 2025 by BlackRock, Inc. (“BlackRock”), whose address is 50 Hudson Yards, New York, New York 10001. The Schedule 13G/A reports that BlackRock has sole voting power over 3,529,538 shares, shared voting power over no shares and sole investment power over all of the shares shown. The Schedule 13G/A further reports that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock.

(3)

The information reported is based on a Schedule 13G/A filed with the SEC on April 30, 2025 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over no shares, shared voting power over 22,208 shares, sole investment power over 2,914,797 shares and shared investment power over 54,666 shares.

(4)

The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), whose address is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 1,904,167 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over our securities owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.

(5)	Includes 283,338 shares issuable pursuant to exercisable options.
(6)	Includes 283,338 shares issuable pursuant to exercisable options.

66	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Delinquent Section 16(a) Reports

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our common stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of our common stock and reports of changes in their beneficial ownership of our common stock. Based solely on a review of such reports and written representations made by our executive officers and directors with respect to the completeness and timeliness of their filings, we believe that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2025.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	67

Shareholder Proposals

Any shareholder proposal intended to be included in ScanSource’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders must be in writing and received by the Company not later than June 25, 2026. However, if the date of the 2026 Annual Meeting of Shareholders is changed by more than 30 days from the first anniversary of the date of the Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy materials for the 2026 Annual Meeting of Shareholders. Any such shareholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals should be addressed to the attention of the Company’s Corporate Secretary at ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

Shareholders intending to nominate a candidate for director for election or to present a proposal (other than a nomination for the election of directors) at the 2026 Annual Meeting of Shareholders must be eligible and give us advance written notice in accordance with the Bylaws and Rule 14a-19 of the Exchange Act.

The Bylaws provide that such notice shall set forth in writing: (i) whether the shareholder is providing the notice at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the matter the notice relates to, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to the Company or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Company, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Company or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice. As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The notice shall be updated not later than 10 days after the record date for the determination of shareholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date.

The deadline for shareholders to provide written notice of their intent to make nominations for the election of directors or to bring a proposal (other than a nomination for the election of directors) at the 2026 Annual Meeting of Shareholders (but not for inclusion in the proxy materials relating to such meeting) is no more than 120 days and no less than 90 days prior to the first anniversary date of the Annual Meeting; provided, however, that if (and only if) the 2026 Annual Meeting of Shareholders is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Assuming that the date of the 2026 Annual Meeting of Shareholders is not advanced or delayed in the manner described above, the required notice for the 2026 Annual Meeting of Shareholders would need to be provided to us not earlier than August 11, 2026 and not later than September 10, 2025.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and complies with all other requirements under Rule 14a-19, including the minimum solicitation requirements. Because the advance notice provisions of the Bylaws require earlier notice than is required by Rule 14a-19,

68	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Shareholder Proposals

the deadline for shareholders to provide notice must be submitted in accordance with the deadlines set forth in the immediately preceding paragraph. The Bylaws require that any notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s director’s questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board under the various rules and standards applicable to the Company. In addition to complying with the foregoing procedures, any shareholder recommending a director candidate must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Our Nominating and Corporate Governance Committee will consider nominees recommended by shareholders that are properly brought before the Company. The proper procedures shareholders must follow to receive nominee consideration are outlined in this section. These nominees will be evaluated in the same manner as Board nominees as described in “Corporate Governance — Candidates for the Board” above.

For business proposals to be brought before an annual meeting by a shareholder, the shareholder must give timely notice to the Corporate Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. The Bylaws require that any notice with respect to a matter other than the nomination of directors must contain: (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by shareholders and (ii) a brief written statement of the reasons why such shareholder favors the proposal. To be in proper written form, a shareholder’s notice to the Corporate Secretary of the Company must also set forth in writing, as to each matter the shareholder proposes to bring before the annual meeting, any material interest of the shareholder or such beneficial owner in such matter.

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	69

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder upon request submitted to the Company at the following address: ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615, Attention: Shana Smith, Corporate Secretary, or by calling (864) 286-4892. Any shareholder who wants to receive separate copies of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or who is currently receiving multiple copies and would like to receive only one copy for their household, should contact their bank, broker or other nominee record holder, or contact the Company at the above address and telephone number.

Availability of Annual Report on Form 10-K and Proxy Statement

If you would like an additional copy of the Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting https://www.scansource.com/about/investors.

Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Shana Smith, Corporate Secretary, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

70	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Appendix A: Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with United States generally accepted accounting principles (“US GAAP” or “GAAP”), we also disclose certain non-GAAP financial measures. We use non-GAAP financial measures to better understand and evaluate performance, including comparisons from period to period.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that we report may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with US GAAP.

Normalized EPS:

Normalized EPS
(in thousands, except per share data)
	Pre-tax Income ($)	Income Taxes ($)	Net Income ($)	Weighted-Average Shares Outstanding ($)	Diluted EPS ($)

FY24 for continuing operations:

GAAP measure	99,841	22,781	77,060	25,222	3.00

Non-GAAP adjustments:

Intangible amortization	15,723	4,026	11,697	—

Cyberattack restoration costs	874	219	655	—

Acquisition & divesture costs	1,717	—	1,717

Restructuring costs	4,358	1,096	3,262

Gain on sale of business	(14,155)	—	(14,155)

Target tax rate (26%)	—	51	(51)	—

Shares outstanding	—	—	—	536

Normalized EPS	108,358	28,173	80,185	25,758	3.11

FY23 for continuing operations:

GAAP measure	121,850	33,758	88,092	25,362	3.47

Adjustments:

Intangible amortization	16,746	4,257	12,489	—

Cyberattack restoration costs	1,460	368	1,092	—

Target tax rate (26%)	—	(1,968)	1,968	—

Shares outstanding	—	—	—	396

Normalized EPS	140,056	36,415	103,641	25,758	4.02

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	71

Appendix A: Non-GAAP Financial Measures

Performance Award Adjusted ROIC:

Performance Award Adjusted ROIC
(in thousands, except percentages)

Reconciliation of Net Income to Performance Award Adjusted EBITDA:
	FY25 ($)	FY24 ($)	FY23 ($)

Net income (GAAP)	71,548	77,060	88,092

Plus: Interest expense	8,013	13,031	19,786

Plus: Income taxes	22,848	22,781	33,758

Plus: Depreciation and amortization	30,195	28,009	28,614

EBITDA (non-GAAP)	132,604	140,881	170,250

Plus: Change in fair value of contingent consideration	1,900	—	—

Plus: Share-based compensation	11,062	9,537	11,219

Plus: Cyberattack restoration costs	177	874	1,460

Plus: Acquisitions and divestiture costs	926	1,717	—

Plus: Restructuring costs	5,381	4,358	—

Plus: Legal Settlement	1,579	—	—

Plus: Insurance recovery, net of payments	(5,928)	—	—

Plus: Gain on sale of business		(14,155)

Performance Award Adjusted EBITDA (non-GAAP)	147,701	143,212	182,929

Equity — beginning of the period	924,255	905,298	806,528

Equity — end of the period	906,409	924,255	905,298

Plus: Change in fair value of contingent consideration	1,432	—	—

Plus: Share-based compensation, net	8,310	7,120	8,326

Plus: Cyberattack restoration costs	133	655	1,092

Plus: Acquisition and divestiture costs	926	1,717	—

Plus: Restructuring costs, net of tax	4,054	3,262	—

Plus: Legal settlement, net	1,189	—	—

Plus: Insurance recovery, net	(4,466)	—	—

Plus: Discontinued operations net income	—	—	(1,717)

Plus: Gain on sale of business	—	(14,155)	—

Average equity	921,121	914,076	859,764

Average funded debt	141,173	220,528	372,235

Performance Award Invested Capital (non-GAAP)	1,062,294	1,134,604	1,231,999

Performance Award Adjusted ROIC	13.9%	12.6%	14.8%

72	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Appendix A: Non-GAAP Financial Measures

Performance Award Adjusted EBITDA

Performance Award Adjusted EBITDA
(in thousands)

Reconciliation of Net Income to Performance Award Adjusted EBITDA:
FY25 ($)

Performance Award Adjusted EBITDA:

Net Income from continuing operations (GAAP)	71,548

Non-GAAP adjustments:

Interest expense	8,013

Income tax expense	22,848

Depreciation and amortization	30,195

Change in fair value of contingent consideration	1,900

Share-based compensation expense	11,062

Acquisition and divestiture costs	926

Cyberattack restoration costs	177

Restructuring costs	5,381

Legal Settlement	1,579

Insurance recovery, net of payments	(5,928)

Performance Award Adjusted EBITDA (non-GAAP for compensation purposes)	147,701

2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT	73

Appendix A: Non-GAAP Financial Measures

Free Cash Flow Conversion

Free Cash Flow Conversion
(in thousands, except percentages)

Reconciliation of Cash provided by Operating Activities to Free Cash Flow Conversion:
FY25 ($)

Free Cash Flow:

Cash provided by Operating Activities (GAAP)	112,349

Non-GAAP adjustments:

Capital expenditures	(8,286)

Free Cash Flow (non-GAAP)	104,063

Non-GAAP Net Income:

Net Income (GAAP)	71,548

Non-GAAP Adjustments:

Intangible amortization	14,400

Change in fair value of contingent consideration	1,432

Acquisition and divesture costs	926

Restructuring costs	4,054

Cyberattack restoration costs	133

Legal settlement	1,189

Insurance recovery	(4,466)

Non-GAAP Net Income (for MIP compensation purposes)	89,216

Free Cash Flow	104,063

÷ Non-GAAP Net Income (for MIP compensation purposes)	89,216

Free Cash Flow Conversion	117%

74	2025 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

6 Logue Court

Greenville, South Carolina 29615

ScanSource, Inc.,	PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet: Go to http://www.AALvote.com/SCSC Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

As a stockholder of ScanSource, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 pm, Eastern Time, on December 8, 2025.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

SCANSOURCE, INC.

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 9, 2025 AT 9:00 A.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF SCANSOURCE, INC.

This undersigned shareholder of ScanSource, Inc., a South Carolina corporation (the “Company”), hereby appoints Shana C. Smith and Stephen T. Jones as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, no par value, of the Company held of record by the undersigned on October 3, 2025 at the Annual Meeting of the Shareholders of the Company to be held on December 9, 2025 or any adjournment thereof.

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Signature

Date

Title

Signature (Joint Owners)

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on December 9, 2025:

The Notice and Proxy Statement are available at:

https://web.viewproxy.com/SCSC/2025

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, AND 3, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THESE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

The Board of Directors recommends you vote FOR the election of the eight nominees for director named below:

1. ELECTION OF DIRECTORS:	FOR	AGAINST	ABSTAIN
(1a) Michael L. Baur	☐	☐	☐
(1b) Peter C. Browning	☐	☐	☐
(1c) Frank E. Emory, Jr.	☐	☐	☐
(1d) Charles A. Mathis	☐	☐	☐
(1e) Vernon J. Nagel	☐	☐	☐
(1f) Dorothy F. Ramoneda	☐	☐	☐
(1g) Jeffrey R. Rodek	☐	☐	☐
(1h) Elizabeth O. Temple	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2. Advisory vote to approve the Company’s named executive officer compensation.
☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you vote FOR the following proposal:
3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026.
☐ FOR	☐ AGAINST	☐ ABSTAIN

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 2025.